DISEASE MANAGEMENT
                               SERVICES AGREEMENT
                         ENHANCED CARE INITIATIVES, INC.


              This DISEASE MANAGEMENT SERVICES AGREEMENT (this "DMSA"), is made and entered into as of October 16, 2006, by and between ALERE MEDICAL INCORPORATED., a California corporation ("ALERE") and ENHANCED CARE INITIATIVES, INC., a Connecticut corporation, ("Subcontractor") (sometimes hereinafter, ALERE and Subcontractor may each be referred to individually as a "Party" and collectively as the "Parties"), with reference to the following facts:

                                    RECITALS

     A. ALERE offers disease management tools, services and systems to Payors which are designed to assist with and improve management of health care outcomes for patients

     B. ALERE provides said disease management tools, services and systems both directly and through contracts with DM Vendors.

     C. ALERE has contracted to provide disease management services to TUFTS HEALTH PLAN, ("Tufts").

     D. Tufts offers various Commercial and Medicare Health Plans to Members.

     E. Tufts has engaged ALERE to provide, directly or indirectly through subcontracts with DM Vendors, disease management services to Tuft's Members, and ALERE desires to provide or arrange for Subcontractor to provide ALERE with some of those disease management services on behalf of Tufts, all in accordance with the terms and subject to the conditions of this Agreement.

     F. Capitalized terms used in this DMSA and through this Agreement shall have the respective meanings set forth in the Schedule of Definitions attached to this DMSA as EXHIBIT A or as otherwise defined herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated in full herein by this reference), the representations, warranties, covenants and conditions exchanged by the Parties herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subcontractor and ALERE hereby agree as follows:



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1        SCOPE AND INTERPRETATION OF AGREEMENT.

1.1      SCOPE OF DISEASE MANAGEMENT AND MANAGEMENT SERVICES/TUFTS.
         ---------------------------------------------------------

1.1.1 DISEASE MANAGEMENT SERVICES. Subject to the terms and conditions of this DMSA, Subcontractor, as a subcontractor of ALERE, shall provide disease management services to Tufts and/or its Members in accordance with the services, functions, tasks and responsibilities described in various statements of work to be executed by Subcontractor and ALERE (each a "Statement or Work" or "SOW") (the "Disease Management Services"). Subcontractor shall perform all Disease Management Services in accordance with all applicable terms and conditions of this Agreement and all then-applicable Laws and Regulations.

1.1.2 APPLICABILITY TO TUFTS AFFILIATES. At ALERE's request, Subcontractor will provide Disease Management Services pursuant to the terms and conditions of a SOW to any current or future Tufts Affiliate that desires to participate in one or more programs being administered by ALERE. To the extent that it may be required by the law of the state in which a Tufts Affiliate is licensed, ALERE, Subcontractor and such Tufts Affiliate will enter into a separate agreement in form and content similar to this Agreement. However, the Parties understand that no current or future Tufts Affiliate is required to utilize Subcontractor's Disease Management Services or participate in programs administered by ALERE which utilize Subcontractor's services at any time during the Term. Furthermore, ALERE shall be free to provide the Disease Management Services to Tufts directly, through Affiliates or through contracts with Third Party vendors, including those vendors which may compete with Subcontractor.

1.1.3 GUARANTEES. Alere make no guarantees or representations to Subcontractor concerning any minimum or maximum number of Tuft's Members which may be the subject of Subcontractor's Disease Management Services, or of any minimum or maximum amount of Service Fees or other compensation that will be generated from Subcontractor's performance or administration of the Disease Management Services, unless explicitly provided to the otherwise in the applicable SOW.

1.2 STATEMENTS OF WORK. This DMSA establishes the standard terms and conditions pursuant to which the Disease Management Services and all other Services and Deliverables shall be furnished by Subcontractor to ALERE. Subject to the terms and conditions of this DMSA, the Parties will prepare one or more SOWs to identify and describe such Services and Deliverables and the Parties' responsibilities with respect thereto, which SOW must be dated and executed by Subcontractor and ALERE in order to become effective. Each SOW shall set forth in detail: (i) a reference to this DMSA, which reference will be deemed to incorporate all of the provisions of this DMSA




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       into the SOW; (ii) an effective date for the SOW and/or for the commencement of Services to be furnished under such SOW; (iii) an identification of the involved Tufts Affiliate and the specific programs comprising the Disease Management Services to be furnished by Subcontractor to ALERE; (iv) a description of the services, functions, tasks and responsibilities of Subcontractor in furnishing such Disease Management Services and of the Tufts Affiliates for whom such Disease Management Services are being furnished; (v) a description of any other specific Services or Deliverables to be furnished by Subcontractor; (vi) Performance Targets and/or Service Level Standards to which the Services may be subject and/or the manner in which such targets or standards will be determined or developed on an annual basis; (vii) the Service Fees payable to Subcontractor for any Disease Management Services or other Services; and (viii) such other matters as the Parties shall mutually agree upon. A SOW will be developed for each Disease Management Service now or hereinafter furnished by Subcontractor hereunder. This DMSA shall remain in effect for the term specified in, and subject to the Parties' respective rights under, Section 13 hereof. Each SOW may be separately terminated pursuant to its terms or as otherwise set forth herein without affecting any other SOW. However, the termination of this DMSA shall terminate all then outstanding SOWs.

1.3 PROPERTY USED TO PERFORM SERVICES. Unless any SOW expressly provides to the contrary, (i) all tangible and intangible property required by Subcontractor to perform any Services hereunder ("Necessary Property") shall be the sole financial responsibility of Subcontractor, and (ii) all such Necessary Property shall remain the sole and exclusive property of Subcontractor. In the event a SOW provides that Alere or Tufts is financially responsible (as defined below) for any several Necessary Property , all such several Necessary Property shall remain the sole and exclusive property of that entity. As used herein, "financial responsibility" shall mean the ultimate responsibility for incurring the costs and expenses required in order to purchase, lease, license, develop or otherwise acquire Necessary Property that is separate and distinct from the fees payable to Subcontractor under any SOW.

1.4 INTERPRETATION OF SOWS; ORDER OF PRECEDENCE. In the event of conflict or inconsistency between the provisions of any SOW and the provisions of this DMSA with respect to the provision of any particular Disease Management service or other service, the provisions of the SOW will govern and control with respect to the interpretation of the provision as used in that SOW; provided, however, that the provisions of such SOW shall be construed so as to give effect to all applicable provisions of this DMSA to the fullest extent possible. In the event of conflict or inconsistency between two or more SOWs that must be interpreted together, the SOW most recently dated shall govern with respect the conflicting provision.

2        PROVISION OF SERVICES BY SUBCONTRACTOR.



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2.1    GENERAL REQUIREMENTS. Subcontractor shall perform all Services in accordance with (i) the general terms and conditions of this DMSA, and
       (ii) the specific terms, conditions, scope, specifications, schedules, and all other requirements set forth in each SOW applicable to such Services (collectively, "SOW Requirements"). Any material changes to any SOW Requirements shall be made pursuant to the Change Order Process set forth in Section 10 below.

2.2    READINESS; IMPLEMENTATION SERVICES.

2.2.1 OPERATIONAL AND SYSTEM READINESS. Subcontractor represents, warrants and covenants to ALERE that, prior to any SOW Effective Date, Subcontractor shall have achieved Operational and System Readiness to provide all Services contemplated by such SOW in accordance with the terms and conditions of this Agreement.

2.2.2 IMPLEMENTATION SERVICES; IT DEVELOPMENT WORK FOR TUFTS. Subcontractor agrees to perform and complete any IT Development Work, personnel training, implementation of operating procedures and protocols and other work as may be necessary or appropriate to achieve Operational and System Readiness with respect to Disease Management Services or other Services required to be furnished to Tufts under a SOW ("Implementation Services") prior to the applicable SOW Effective Date. All Implementation Services shall be performed at the sole cost and expense of Subcontractor unless otherwise expressly provided in a SOW.

2.3 COMPLIANCE WITH LAWS AND REGULATIONS. As an integral part of any Services provided pursuant to this Agreement, Subcontractor shall obtain all licenses and permits necessary under applicable Laws and Regulations to perform such Services and shall comply with all Laws and Regulations applicable to performance of such Services and the operation of Subcontractor's business. Subcontractor shall be financially responsible for all costs and fees and taxes associated with securing and maintaining such licenses and permits and complying with its obligations under this Section. In addition, and without any additional cost, Subcontractor shall assist and cooperate with ALERE as reasonably necessary for Tufts to maintain compliance with any Laws and Regulations and any CMS policies, guidelines and manuals pertaining to the marketing, offering or operation of their Health Plans, including, but not limited to, compliance with any such Laws and Regulations, policies, guidelines and manuals applicable to Subcontractor as a contractor of Tufts and any notice or filing requirements with CMS or any other Governmental Authority. Without limiting the generality of the foregoing, Subcontractor agrees to the following:

2.3.1 INCORPORATION OF LEGAL AND REGULATORY REQUIREMENTS. The performance of the Services may be subject to the requirements of Laws and Regulations applicable to the ALERE, the Tufts Affiliates or their Health



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       Plans, the Services or Subcontractor's operations that have not been specifically identified in this Agreement. In such case, any provisions now or hereafter required to be included in this Agreement by applicable Laws and Regulations or by Governmental Authorities exercising jurisdiction over ALERE, Tufts, their Health Plans, the Services or Subcontractor's operations, including, without limitation, Medicare Laws and Regulations, administrative guidelines issued by CMS and requirements relating to Federal Employees Health Benefit Programs, shall be binding upon and enforceable against Subcontractor, ALERE or Tufts, whether or not expressly provided in this DMSA.

2.3.2 REGULATED ACTIVITIES; DELEGATION. The Parties acknowledge and agree that the Services shall not include the selection or credentialing of medical professionals or providers. To the extent that any Services include other activities that are regulated by Laws and Regulations or governed by standards adopted by Accreditation Organizations ("Regulated Activities"), Subcontractor shall cooperate with Tufts to facilitate its compliance with such Laws and Regulations and such standards. Subcontractor shall not subcontract or delegate any Services or any other Regulated Activities (including as a result of a Change of Control) to a Third Party without the prior written consent of ALERE. Any such subcontract or delegation, if consented to (an "Approved Delegation"), shall be performed by the delegate in accordance with the terms and conditions of this Agreement and, if pertaining to the Medicare Health Plans, Tuft's contractual obligations to CMS. Subcontractor agrees that any agreements of Subcontractor with respect to an Approved Delegation shall be in writing, signed by the parties to be bound thereby and in compliance with all applicable Medicare and other Laws and Regulations. In the event that a delegate of Subcontractor fails or is unable (for any reason whatsoever) to perform in a satisfactory manner any services, activities or other obligations which have been sub-delegated pursuant to an Approved Delegation, then ALERE shall have the right to suspend, revoke or terminate such Approved Delegation effective upon the date set forth in a written notice furnished to Subcontractor. Any purported delegation or subcontract in violation of this Section shall be not binding upon or recognized.

2.3.3 MAINTENANCE OF BOOKS AND RECORDS. Subcontractor shall keep and maintain, in accordance with prudent business practices and applicable Laws and Regulations, accurate, complete and timely books, documents, records and accounts of all transactions occurring as part of the Services, and Compensation Records (collectively, "Records"). Subcontractor shall retain all Records during the Term and for an additional period of six
       (6) years (or such longer period as may be required under applicable law) from this Agreement's termination and the expiration of any Transition Assistance Period and for such longer period as may be required by (i) any SOW, (ii) any on-going audit or investigation of Tufts, ALERE, Subcontractor or any other Person being conducted by any Governmental Authority related to this



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       Agreement or (iii) applicable Laws and Regulations. Subcontractor shall, promptly upon request by ALERE, provide ALERE with electronic copies of any and all Records relating to the performance of any Services for them hereunder at Subcontractor's expense. In addition, Subcontractor shall permit originals or copies of such Records to be inspected by Governmental Authorities at the Service Locations or elsewhere, both before and after any termination or expiration of this DMSA. The provisions of this Section shall survive the expiration or earlier termination of any SOW or this DMSA for any reason whatsoever.

2.3.4 INSPECTION AND AUDIT OF RECORDS AND FACILITIES. Upon request, demand or court order, Subcontractor shall provide timely access to ALERE, Tufts, any Accreditation Organization or any Governmental Authority (including, without limitation, the U.S. Department of Health and Human Services, CMS, the Comptroller General or their designees) (each a "Requesting Entity") for the purpose of auditing and/or inspecting the facilities, offices, equipment and Records of Subcontractor relating to the performance of the Services. In connection with such audits or inspections, Subcontractor shall cooperate and comply with any lawful requirements or directives of the Requesting Entity within the time periods specified by such Requesting Entity. If, as a result of any audit or inspection, or otherwise, an Accreditation Organization or Governmental Authority requires changes to the facilities, books, Records, processes, operations or Services of Subcontractor, Subcontractor shall, subject to Subcontractor's right to terminate set forth in Section 10, make such changes in a timely manner, and at Subcontractor's sole expense. Subject to Subcontractor's right to terminate set forth in Section 10, all changes required for Subcontractor to be in compliance with any standards required by any Accreditation Organization or Governmental Authority shall be made timely by Subcontractor and at Subcontractor's sole expense, unless otherwise agreed in writing by the Parties.

2.3.5 MEDICARE PARTICIPATION STANDARDS. Subcontractor acknowledges that some of the Service Fees, compensation or expenses payable pursuant to this DMSA will consist of Federal funds. In view of the foregoing, Subcontractor agrees to comply with the following: Title VI of the Civil Rights Act of 1964, as amended (42 USC ss. 2000d et seq.); Sections 503 and 504 of the Rehabilitation Act of 1973, as amended (29 USC ss.ss. 793 and 794); Title IX of the Education Amendments of 1972, as amended (20 USC ss. 1681 et seq.); Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended (41 USC ss. 9849); the Americans with Disabilities Act (42 USC ss. 12101 et seq); the Age Discrimination Act of 1975, as amended (42 USC ss. 6101 et seq.); and the Vietnam Era Veterans Readjustment Assistant Act (38 USC ss. 4212); together with all applicable implementing regulations, rules guidelines and standards as from time to time are promulgated thereunder by applicable Governmental Authorities.



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2.3.6  COMPLIANCE WITH MEDICARE LAW AND CMS GUIDELINES. Subcontractor shall comply with all Medicare Laws and Regulations and administrative guidelines issued by CMS to the extent applicable to the performance of the Services. Subcontractor shall perform the Services in a manner that is consistent with, and permits Tufts to comply with their contractual obligations to CMS. Without limiting any other provision of this Agreement, Subcontractor shall comply with all Medicare Laws and Regulations and CMS guidelines, instructions and policies with respect to the security and confidentiality of medical records and personal information of Tuft's Members and Member record accuracy requirements, as set forth in applicable Medicare Laws and Regulations. The obligations imposed upon Subcontractor by the preceding sentence survive the termination of the Agreement.

2.3.7 NONDISCRIMINATION. Subcontractor agrees that the Services shall be rendered without regard to health status, race, religion, color, creed, national origin, ancestry, religion, physical handicap, medical condition (including HIV status), mental status, age (except as provided by law), martial status, sex, sexual orientation or gender identity. In addition, Subcontractor agrees that it shall not unlawfully discriminate against any employee or applicant for employment because of race, religion, color, creed, national origin, ancestry, religion, physical handicap, medical condition (including HIV status), mental status, age, martial status, sex, sexual orientation or gender identity. Subcontractor agrees that the evaluation and treatment of its employees and applicants for employment are, and will be, free from such unlawful discrimination. Subcontractor agrees that it shall comply with the provisions of all Laws and Regulations relating to equal and fair employment.

2.3.8 EQUAL OPPORTUNITY EMPLOYER/AFFIRMATIVE ACTION. The provisions of Executive Order 11246, as amended (Equal Opportunity/Affirmative Action), 38 USC ss.4212, as amended, (Vietnam Era Veterans Readjustment Act), and
       Section 503 of the Rehabilitation Act of 1973, as amended (Handicapped Regulations), together with the implementing regulations (found at 41 CFR ss.ss. 60-1, & 60-2, 41 CFR ss. 60-250, and 41 CFR ss. 60-741,
       respectively), rules guidelines and standards as from time to time are promulgated thereunder by applicable Governmental Authorities, are incorporated by reference into this DMSA, and Subcontractor agrees to abide by the foregoing provisions that, as a contractor of Tufts, are applicable to Subcontractor.

2.3.9 FEDERAL EMPLOYEES HEALTH BENEFIT PROGRAM. To the extent Services are provided to Members who are enrolled in the Federal Employees Health Benefit Program, Subcontractor shall comply with all of the provisions of the Federal Employees Health Benefit Program Standard Contract for Community-Rated Health Maintenance Organization Carriers (the "FEHBP Contract") set forth in EXHIBIT B to this Agreement, which provisions are hereby incorporated into this Agreement. Subcontractor shall



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       comply with each of the provisions set forth in EXHIBIT B to the same extent that such provisions apply to Tufts as "Contractor" or "Prime Contractor" in the applicable FEHBP Contract. ALERE may amend EXHIBIT B by providing written notice of such amendment to Subcontractor at the address set forth in the Notice provision of this Agreement to the extent that amendments to the FEHBP Contract or a new or replacement contract between Tufts and the U.S. Office of Personnel Management require that other provisions be incorporated into their subcontracts.

2.3.10 MONITORING AND ASSESSMENTS. ALERE shall have the right to evaluate, audit and monitor Subcontractor's performance of all Services on a periodic and on-going basis throughout the Term. In connection therewith, Subcontractor shall: (i) furnish ALERE's designated representatives with such access to the Subcontractor's facilities, operations, Records, activities and personnel as may be reasonably necessary or appropriate for ALERE to monitor, assess and evaluate all activities associated with the Services or this Agreement and/or as otherwise required or recommended by, and in accordance with, applicable Laws and Regulations, the standards of Accreditation Organizations; (ii) to the extent such conversations are recorded, provide ALERE, promptly upon request, with an accurate and complete CD ROM containing a recording of all calls with Members that are handled by any or all Subcontractor representatives in accordance with ALERE's specifications (which may include specifications as to the call dates, the specific Members called, the Subcontractor representative making the call, or other requirements); and (iii) reasonably cooperate with ALERE as necessary for ALERE or Tufts to monitor, evaluate and audit the activities of Subcontractor in connection with the performance of the Services, including furnishing ALERE or Tufts with reasonable and appropriate access to Subcontractor's operations and activities. The rights granted to ALERE in this Section shall not relieve Subcontractor from any obligations imposed upon Subcontractor under this Agreement or any SOW.

2.3.11 BUSINESS INTEGRITY. Subcontractor agrees to be bound by the provisions set forth at 45 C.F.R. Part 76 during the Term and so long as any SOW is outstanding relating to any Medicare Health Plan. Subcontractor represents, warrants and covenants to ALERE that neither Subcontractor nor any personnel or Authorized Contractor of Subcontractor is presently excluded by the Department of Health and Human Services Office of the Inspector General or by the General Services Administration from participation in federal health care programs or has any officer, director or principal who is convicted of a felony. In the event that any personnel or Authorized Contractors of Subcontractor become excluded from participation in federal health care programs or convicted of a felony during the Agreement, then Subcontractor shall immediately notify ALERE thereof and discontinue using such personnel or Authorized Contractors in the performance of any Services. In the event that Subcontractor has breached its representations in this Section, becomes excluded from participation in federal



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       health care programs or has officers, directors or principals convicted of a felony, or Subcontractor fails to take immediate actions as required by the preceding sentence, then ALERE shall be permitted to terminate this Agreement, in its entirety or as to any relevant part, immediately upon the furnishing of written notice to Subcontractor and/or take such other corrective or remedial action as warranted under the circumstances.

2.3.12 ADDITIONAL STATE REGULATORY REQUIREMENTS. In addition to the foregoing, the Parties shall comply with any state regulatory requirements set forth in any applicable SOW ("Additional State Requirements").

2.3.13 SUSPENSION AND TERMINATION. Subcontractor, on behalf of itself and its Affiliates and Contractors, understands and agrees that if Subcontractor fails to perform its obligations under this Section 2.3, then ALERE shall have the right to suspend or terminate this Agreement or applicable SOW, in its entirety or as to any applicable service or function included within the Services. Any termination of this Agreement or a SOW shall be effective immediately upon the sending of written notice to Subcontractor unless such default or noncompliance with the obligations of this Section
       2.3 are curable and, in such event, this Agreement, the SOW or Contractor, as the case may be, shall only be terminated if Subcontractor fails to cure such default of noncompliance within thirty (30) days after receipt of written notice or within such lesser period of time as directed by a Governmental Authority.

2.4 FINES AND PENALTIES. As between Subcontractor and ALERE/Tufts and, Subcontractor shall be solely responsible for any fines or penalties arising out of or related to any noncompliance by Subcontractor with any Laws and Regulations applicable to Subcontractor, the performance of the Services or noncompliance with the obligations under Section 2.3 by Subcontractor.

2.5 ACCURACY OF DATA. Subcontractor shall be responsible for ensuring that all data and information submitted by Subcontractor to ALERE or Tufts, or generated or created by Subcontractor during the performance of its obligations under this Agreement is accurate, complete, provided in a timely manner and free from any errors when used or transmitted in connection with performance of the Services; provided, however that Subcontractor shall not be responsible for the use or re-transmission of data that was inaccurate when originally transmitted to Subcontractor by ALERE or Tufts. Subcontractor shall be responsible for correcting any errors or inaccuracies in any such data or information within the possession or control of Subcontractor promptly (but in no event more than two (2) business days) after learning of such errors or inaccuracies. Subcontractor's failure to comply with this Section shall constitute a material breach of this DMSA.



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2.6    REPORTING REQUIREMENTS. Subcontractor shall be responsible for providing
       ALERE, Tufts, any Governmental Authorities or other Third Parties with all such standard and customized reports as may be required by each SOW, in accordance with the time requirements specified in such SOW. All such reports shall be accurate and complete when furnished and provided at Subcontractor's sole cost and expense unless otherwise expressly provided in the applicable SOW.

2.7 SUBCONTRACTOR ACCOUNT EXECUTIVE. During the Term and for so long as any SOW remains outstanding, Subcontractor shall designate and make available to ALERE an individual approved by ALERE (the "Subcontractor Account Executive") who will serve as primary liaison between Subcontractor and ALERE. The Subcontractor Account Executive shall (i) be the primary Subcontractor contact for ALERE with respect to all matters related to this Agreement, except as otherwise provided in any SOW, (ii) have overall responsibility for managing and coordinating the performance of the Services, and (iii) meet regularly (and as frequently as is needed) with the ALERE Representative. The Subcontractor Account Executive may designate in writing another individual to be the point of contact for ALERE with respect to the Services to be performed under a particular SOW so long as such individual is acceptable to ALERE.

2.8 ALERE REPRESENTATIVE. During the Term and for so long as any SOW remains outstanding, ALERE will designate an individual who will serve as primary liaison between Subcontractor and ALERE (the "ALERE Representative"). The ALERE Representative shall (i) be the primary ALERE contact for Subcontractor with respect to all matters related to this Agreement, except as otherwise provided in any SOW, (ii) have overall responsibility for managing and coordinating the performance of the Services, and (iii) meet regularly (and as frequently as is needed) with the Subcontractor Representative, and (iv) will have the necessary authority to make routine decisions with respect to actions to be taken by ALERE under this DMSA. The ALERE Representative may designate in writing (i) another individual to be the point of contact for Subcontractor with respect to the Services to be performed under a particular SOW, and (ii) a reasonable number of additional employees of ALERE to be points of contact for Subcontractor with respect to particular matters of expertise relating to one or more SOWs or particular geographic regions.

2.9 COMPENSATION RECORDS; AUDITS. Subcontractor shall maintain complete and accurate accounting records in accordance with GAAP as shall be necessary to substantiate all Service Fees, expense reimbursements or other Compensation paid under each SOW, (ii) each invoice submitted to or paid by ALERE(collectively, "Compensation Records"). Subcontractor shall provide the ALERE with access to all Compensation Records for purposes of audit or review, either through its own representatives or through an accounting firm selected and paid for by ALERE; provided, however, that in the event any



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       audit demonstrates that Subcontractor owes ALERE, then such funds and the costs of the audit, should the amount owed ALERE be greater than $10,000,shall be subtracted from the next Subcontractor invoice/payment. Any such audit or review of Compensation Records shall be conducted at reasonable times during normal business hours and upon reasonable advance notice.

2.10 NO CONFLICT WITH PERFORMANCE. Under no circumstances shall Subcontractor engage in any work or undertaking that prevents Subcontractor from fully performing the Services in accordance with all requirements of this Agreement and each SOW.

2.11 COOPERATION. Subcontractor shall reasonably cooperate with ALERE, Tufts and any other vendor (including other disease management vendors) that any of them may use in connection with this DMSA or the operations of their Health Plans or other businesses without any additional charge, unless otherwise agreed by the Parties in writing; provided, however, that in so cooperating, Subcontractor shall not be required to take or forebear from taking any action that, absent appropriate safeguards and contractual protections, adversely affects the confidentiality or proprietary nature of r any Confidential Information of Subcontractor.

3      PERSONNEL REQUIREMENTS.

3.1 USE OF ACCEPTABLE PERSONNEL. Subcontractor shall make available appropriate staffing to perform the Services and to monitor and supervise such performance in accordance with all requirements of each SOW and this Agreement. Subcontractor shall employ or otherwise contract with sufficient numbers of trained, competent and qualified individuals as shall be necessary to perform the Services in accordance with the requirements of this Agreement and shall assign to the performance of the Services only personnel who are adequately and appropriately trained, competent and otherwise qualified to perform the Services. Each individual performing or supervising Services shall be legally qualified to be employed and to perform the Services in compliance with all applicable Laws and Regulations, including, without limitation, United States immigration laws.

3.2 STAFFING. In the event that ALERE is at any time dissatisfied for any reason with any of Subcontractor's personnel providing any of the Services (including the Subcontractor Account Executive), ALERE may give written notice to Subcontractor, setting forth in reasonable detail the reason(s) for such dissatisfaction. Upon receipt of ALERE's notice, Subcontractor will promptly meet with ALERE to determine by mutual agreement the appropriate course of action to take with respect to such personnel, which may include, without limitation, discontinuing the use of such objectionable personnel for the performance of any Services hereunder. ALERE's rights under this Agreement to object to certain Subcontractor personnel shall not relieve Subcontractor from its obligations to staff, supervise and monitor all Services in accordance with the requirements of each SOW and this Agreement.

3.3 TRAINING. Subcontractor, at its sole cost and expense, shall provide initial and on-going training to its personnel and Contractors who are engaged in the performance of Services hereunder. Subcontractor promptly shall incorporate into its training program any training materials furnished by ALERE, Tufts that may contain information regarding the Tuft's Health Plans or customer service policies.

3.4 USE OF CONTRACTORS. Except as otherwise provided herein, the consent of ALERE to any subcontracting of the Services to a Contractor shall not relieve Subcontractor from its responsibility for the performance of the Services required to be furnished to ALERE under this Agreement and the other obligations imposed upon Subcontractor hereunder. If the use of any other Contractors is approved, Subcontractor shall actively monitor, review and manage the performance of such Contractors and their subcontracts on a regular basis.

3.5 OBSERVANCE OF EMPLOYMENT RELATED LAWS. During any period in which Subcontractor is performing Services for ALERE, Subcontractor shall, and shall contractually require all Contractors to, comply with all labor and employment Laws and Regulations in respect of personnel, including, without limitation, Laws and Regulations relating to wages and hours, mandatory employee benefits, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity, occupational health and safety, severance and withholding and payment of social security contributions and employment taxes.

3.6 TRANSLATION. In the event translation services are necessary or appropriate to communicate with Members in connection with the performance of the Disease Management Services under this Agreement, Subcontractor shall be responsible for obtaining all such translation services so that Subcontractor may properly communicate with such Members. Subcontractor shall be solely responsible for all costs of such translation services.

4      LOCATIONS OF SERVICES.


       SERVICE LOCATIONS. Subcontractor shall perform the Services at the locations established in the applicable SOWs (the "Service Locations"). In the event that Subcontractor or a Contractor relocates to another location or migrates all or any portion of the Services to another location, (i) Subcontractor shall be responsible for all costs associated with such relocation or migration, (ii) to the extent ALERE must incur any costs associated with the relocation or migration, Subcontractor shall reimburse ALERE for the amount of such costs within thirty (30) days after receipt of written demand therefore, (iii) Subcontractor shall continue to perform all Services, directly or through arrangements with Authorized Contractors, in accordance with the requirements of applicable SOWs and this Agreement without reduction of any service level standard, and (iv) such relocation or migration shall not disrupt or interfere with the operation of the ALERE's business, the Health Plans or Tuft's business.

       SAFETY AND SECURITY PROCEDURES. Subcontractor shall maintain and enforce at the Service Locations reasonable and appropriate safety and security procedures, with respect to the Subcontractor Systems and the storage and transmission of Tufts Data. Subcontractor shall adopt current industry standards and practices to safeguard the security, confidentiality and integrity of Tufts Data (including PHI) located on or transmitted through the Subcontractor Systems. The safety and security procedures for telecommunications operations used in the transmission of any Tufts Data by Subcontractor or its Contractors shall protect the Tufts Data and other information of Tufts, and the Members from unauthorized access.

4.1 -COMPLIANCE WITH PRIVACY, CONFIDENTIALITY AND SECURITY LAWS. Without limiting the generality of any other provision of this Agreement, Subcontractor, at its sole cost and expense, shall comply with, shall cause its Contractors comply with, and shall cause the Subcontractor Systems and all electronic or other transactions processed in connection with the Services (whether by Subcontractor or a Contractor) comply with all applicable provisions of: (i) HIPAA and the HIPAA Regulations; (ii) the GLB, if applicable; (iii) the HCFA Internet Security Policy; (iv) any other current or, when applicable, future Laws and Regulations relating to the privacy, confidentiality, security, integrity, transmission or exchange of Tufts Data, PHI or medical, personal, consumer or financial information of Members, including, but not limited to, Laws and Regulations relating to the maintenance, use, transmission (by any means), exchange or other activity concerning patient records, confidentiality of medical data, the security and protection of PHI; (v) any other applicable privacy, security or electronic data transmission standards included within HIPAA and the HIPAA Regulations, and (vi) any business associate agreement or trading partner agreement entered into between Subcontractor and ALERE or with any Authorized Contractor in connection with this Agreement or otherwise. Subcontractor shall comply at all times (during and after the Term) with all requirements of the Business Associate Agreement, in the form attached to this DMSA as EXHIBIT C, and shall cause any Contractor to execute a business associate agreement in the same form if such Contractor may have access to or may be exposed to PHI or if directed by ALERE. Upon ALERE's request, Subcontractor shall enter into, and shall cause any Contractor to enter into, such updated, amended or modified form of Business Associate Agreement as ALERE may require or adopt for use with its vendors and business associates.

5      PERFORMANCE TARGETS; SERVICE LEVEL STANDARDS; MEMBER GRIEVANCES.

5.1 SERVICE LEVEL STANDARDS AND PERFORMANCE TARGETS. Subcontractor agrees that the Disease Management Services shall be performed, by Subcontractor in a manner that meets or exceeds the Service Level Standards and Performance Targets, if any, established in each applicable SOW and Annual Plan. Subcontractor acknowledges and agrees that Service Level Standards and Performance Targets may be specific to and different for each SOW, each Health Plan, and each different Disease Management Service to be performed, directly or indirectly, by Subcontractor hereunder. Subcontractor acknowledges and agrees that, unless otherwise specified in a SOW, meeting all Service Level Standards and Performance Targets is a material obligation under this Agreement and that the failure to satisfy Service Level Standards or failure to reach Performance Targets, by Subcontractor or any Contractor, may result in the termination by ALERE of all or part of this Agreement or any applicable SOW as specifically permitted in this Agreement or applicable SOW.

5.2 ANNUAL PLAN. The Parties shall establish a mutually acceptable annual plan establishing the goals and Performance Targets applicable to the performance of Disease Management Services under each SOW (the "Annual Plan"). The Parties shall work cooperatively and in good faith to establish an Annual Plan no later than thirty (30) days prior to the commencement of each annual period under any outstanding SOW commencing on the anniversary date of the SOW Effective Date.

5.3 MEMBER AND PROVIDER GRIEVANCE PROCEDURES. Subcontractor shall use reasonable business efforts to assist ALERE and/or Tufts in the handling of Member complaints, grievances and appeals, consistent with the involved Member Appeal and Grievance Procedures, to the extent they arise out of this Agreement or any Services. In the event that an oral or written complaint, grievance or appeal is presented to Subcontractor, Subcontractor will immediately deliver such complaint, grievance or appeal to ALERE for handling. Subcontractor shall comply with all final determinations made by Tufts through the involved Member Appeal and Grievance Procedures. Member claims against Subcontractor, other than claims for benefits under the Health Plans, are not subject to the Member Appeals and Grievances Procedures and are not governed by this DMSA.

6 QUALITY STANDARDS AND CONTINUOUS IMPROVEMENT. Subcontractor, in cooperation with ALERE and subject to ALERE's reasonable satisfaction, shall as part of the Services as defined under the SOW or any future mutually agreeable standards, develop and implement quality improvement standards, monitoring programs and protocols with respect to the Disease Management Services.

7      COMPENSATION FOR SERVICES.

7.1 SERVICE FEES. All provisions for billing and payment of Service Fees and expense reimbursement for the Services to be furnished to ALERE under this Agreement will be set forth in the SOW (including any fee schedule attached thereto) applicable to the Services and Tufts Affiliate for which such compensation and reimbursement is made; provided, however, that, in all cases, payment of the Service Fees and expense reimbursement is conditioned upon timely and satisfactory delivery of the Services in accordance with the SOW to which such Service Fees relate and the other requirements of this Agreement.

7.2 DISPUTED AMOUNTS. ALERE shall be permitted to withhold payment of any amounts, invoiced to or otherwise payable by ALERE pursuant to this Agreement that ALERE, in good faith, disputes or contests ("Disputed Amounts"), either by deducting the Disputed Amount from ALERE's payment on such invoice or payment due or by recouping the Disputed Amount against future Service Fees or other amounts owing for Services furnished or arranged by Subcontractor pursuant to this Agreement. However, Dispute Amounts may only be withheld and deducted by ALERE to the extent that the aggregate amounts so withheld do not at any time exceed twenty-five percent (25%) of the total annual aggregate compensation payable to Subcontractor pursuant to this Agreement (if ALERE wishes to dispute a greater amount, it shall pay the disputed invoices and refer the matter to arbitration hereunder) and ALERE has delivered to Subcontractor written notice (a "Payment Dispute Notice") setting forth a detailed explanation of the factual basis for the dispute. To contest any such withheld, offset or recouped amounts, Subcontractor shall, within ten
       (10) business days following receipt of the Payment Dispute Notice, provide the ALERE Representative with a detailed written explanation of the factual basis upon which Subcontractor, in good faith, contests the Payment Dispute Notice. Thereafter, the Parties shall negotiate in good faith to resolve all issues raised by the Payment Dispute Notice. In the event that ALERE and Subcontractor are unable to resolve the dispute within ten (10) business days following from the date of Subcontractor's response, either Party may proceed to arbitration as provided herein. Subcontractor acknowledges that all recoupment, withhold and offset rights authorized by this Agreement shall be deemed to be and to constitute rights of recoupment authorized in state or federal law or in equity to the maximum extent possible under law or in equity and that such rights shall not be subject to any requirement or prior or other approval from any court or other Government Authority that may now or hereafter have jurisdiction over ALERE or Subcontractor.

7.3 ADEQUATE COMPENSATION. Subcontractor hereby agrees that its execution of any SOW or commencement of any Services contemplated therein shall constitute Subcontractor's agreement that any Service Fees or other compensation, expense reimbursements or other amounts owing to Subcontractor in respect of the Services or Deliverables described in such SOW (i) are adequate and appropriate for such Services or Deliverables, (ii) will be accepted by Subcontractor in full and complete satisfaction and discharge of any and all monetary or non-monetary obligations owed to Subcontractor by ALERE in respect of such Services and Deliverables and
       (iii) represent the reasonable and fair market value for the Services and Deliverables being furnished by Subcontractor pursuant to such SOW. Nothing contained in this Agreement or in any SOW shall confer upon Subcontractor any right, in consideration or in respect of any Services or Deliverables, to receive additional amounts, benefits, profits or other economic consideration derived from ALERE's present or prospective operations or from any present or prospective venture, enterprise or business in which ALERE now or hereafter may engage.

7.4 PASS-THROUGH EXPENSES. Any pass-through expenses of Subcontractor that will be the financial responsibility of ALERE must be expressly identified in a SOW, shall remain subject to the prior written approval of ALERE, and shall be reimbursed by ALERE at the actual cost thereof to Subcontractor without any markup.

7.5 TAXES. Each Party shall be responsible for all Taxes and other charges levied on its business or product(s). Subcontractor shall pay, or reimburse and indemnify ALERE, for all Taxes imposed in connection with Subcontractor's provision of the Services, excluding Taxes based upon ALERE's gross or net income.

8      REPRESENTATIONS, WARRANTIES AND COVENANTS.

       Subcontractor represents, warrants and covenants to ALERE as follows:

8.1 AUTHORITY. Subcontractor has the full power and authority to enter into this DMSA and will have the full power and authority to enter into every SOW executed by Subcontractor and to perform all Services and comply with all terms and satisfy all conditions set forth in this DMSA. This DMSA and each current and future SOW will be executed by a duly authorized representative of Subcontractor and, when so executed, shall constitute the valid and binding obligation of Subcontractor, enforceable against Subcontractor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

8.2 LICENSURE. Subcontractor will maintain throughout the Term all licenses, permits, certificates, approvals, authorizations, registrations, accreditations and qualifications (collectively, "Authorizations") necessary for Subcontractor to provide the Services and Deliverables pursuant to this DMSA, and all such Authorizations shall be and remain valid, subsisting and in good standing during the Term. In addition to the Authorizations required by the preceding sentence, Subcontractor is and shall remain during the Term duly and validly licensed, approved, authorized, registered, accredited and qualified to do business and in good standing in every jurisdiction in which any Authorization is required for the ownership or leasing of its assets and the transaction of business of the character transacted by it, including, without limitation, the performance of the Services and furnishing of the Deliverables as required hereunder. No approval, authorization or consent of any Governmental Authority is or shall be required for Subcontractor to enter into and perform its obligations under this Agreement that has not been obtained prior to the Effective Date or the applicable SOW Effective Date.

8.3 PERFORMANCE OF SERVICES. Subcontractor possesses and shall maintain staffing and administrative capacity, and financial, operational and information technology resources (collectively, "Capacity and Resources") necessary to perform all Services under this Agreement in accordance with the terms and conditions hereof. All Services shall be performed or delivered (i) in a good, professional and workmanlike manner by personnel who are fully qualified and competent to perform or deliver such Services, without the advice, control or supervision of ALERE, (ii) in accordance with generally accepted professional and technical standards applicable to such Service; and (iii) in accordance with all Laws and Regulations and requirements of Governmental Authorities applicable to them. No Services or Deliverables shall infringe upon or violate any Intellectual Property Rights of a Third Party.

8.4 RIGHTS IN PRE-EXISTING INTELLECTUAL PROPERTY. To the extent that the performance of any Service or delivery of any Deliverable under this Agreement involves Subcontractor's license or assignment to ALERE of Pre-Existing Intellectual Property, (i) Subcontractor owns or has sufficient legal rights in and to the Pre-Existing Intellectual Property to perform all such Services and deliver all such Deliverables; (ii) Subcontractor has all requisite power, authority and legal rights to license or assign such Pre-Existing Intellectual Property to ALERE as shall be necessary for ALERE to use the Services or Deliverables furnished by Subcontractor without limitation or restriction and without infringing upon or violating the Intellectual Property Rights of any Third Party; and (iii) ALERE's or Tuft's use of any IT Development Work or other Deliverable will not result in any additional fees, charges, licenses or penalties payable by ALERE or Tufts.

8.5 VIRUSES; DISABLING CODES. To the best of its ability (which shall include no less than commercially reasonable efforts), Subcontractor will ensure that no software (including any Subcontractor interfaces facilitating transmission of data between Subcontractor, Tufts, and/or ALERE) furnished or developed by Subcontractor in respect of any IT Development Work or licensed, assigned or used in connection with any Services or Deliverables will contain any "virus" or other computer software routine or hardware components which are designed to (i) permit any unintended Third Party access to or use of any software or systems developed for ALERE or Tufts to their systems, (ii) disable or damage hardware or damage, erase or delay access to software or data or (iii) perform any other similar destructive or malicious actions.

       With respect to the development or use of any software (including any Subcontractor interfaces facilitating transmission of data between Subcontractor, Tufts, and/or ALERE) or software systems in connection with Subcontractor's performance and delivery of any Services or Deliverables (including, without limitation, in connection with the Subcontractor Systems), Subcontractor will not, nor permit any employee or Contractor to, insert into such software or systems any code or other device which would have the effect of disabling, damaging, erasing, delaying or otherwise shutting down all or any hardware, software, systems or data belonging to, claimed by or in the possession of Tufts or Alere. Subcontractor will not invoke, and will use all commercially reasonable efforts to prevent any employee or Contractor from invoking, any such code or other device.

8.6 PASS-THROUGH WARRANTIES AND INDEMNITIES. In connection with the Services performed under any SOW or this Agreement, Subcontractor hereby assigns and passes through to ALERE, and Tufts any representations, warranties, indemnities or other rights or protections (collectively, "Warranties") which from time to time may inure to Subcontractor from owners, vendors or licensors of any Pre-Existing Intellectual Property, from owners, vendors or lessors of equipment or from Contractors, to the full extent of such Warranties. All such Warranties that relate to any products or services that comprise part of any Services or Deliverables shall be reasonably acceptable to ALERE. To the extent that any such Warranties cannot be assigned or passed through as provided, Subcontractor shall take all commercially reasonable steps to enforce such rights and seek appropriate remedies in Subcontractor's own name for the benefit of the other parties.

ALERE represents, warrants and covenants to Subcontractor as follows:

8.7 AUTHORITY. ALERE has the full power and authority to enter into this DMSA and will have the full power and authority to enter into every SOW (unless ALERE determines that any particular SOW or SOWs must be executed separately by a particular Tufts Affiliate) and comply with all terms and satisfy all conditions set forth in this Agreement. This DMSA and each current and future SOW will be executed by a duly authorized representative of ALERE and, when so executed, shall constitute the valid and binding obligations of ALERE, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

8.9 COOPERATION. ALERE shall use reasonable business efforts to facilitate the performance by Subcontractor of the Services under this DMSA and any SOW, and ALERE, through its arrangements with Tufts, shall cause Tufts to provide all information and take all actions necessary for Subcontractor to provide its Services hereunder.

9 INFORMATION AND TELECOMMUNICATIONS TECHNOLOGY AND EQUIPMENT. Except as expressly provided to the contrary in any SOW, Subcontractor shall, at its sole cost and expense, provide, obtain and maintain all telecommunications service, equipment, hardware, lines and line usage necessary or appropriate for provision of the Services. In the event that ALERE is responsible for paying for any telecommunications services or equipment in connection with the Services, ALERE shall have the right to pre-approve the telecommunications service provider and the rates payable by ALERE, which rates shall be set forth in a SOW executed by ALERE. Any hardware or other fixed assets provided or paid for by ALERE for installation at Subcontractor's premises shall remain the sole property of ALERE and shall be returned to ALERE at its request or upon the expiration or earlier termination of this DMSA or applicable SOW. Subcontractor shall not make any changes or modifications to, or substitutions for, such ALERE purchased or provided hardware or fixed assets without the prior consent of ALERE, which consent may be given or withheld in ALERE's sole discretion.

10 CHANGE ORDER PROCESS. ALERE may request that Subcontractor make material changes to a SOW by giving written notice to Subcontractor setting forth in reasonable detail all requested changes (a "Change Order Request"). Within seven (7) business days (or such longer period as the Parties may agree in writing) after Subcontractor's receipt of a Change Order Request, Subcontractor shall provide ALERE with a written proposal (a "Change Order Proposal") setting forth in reasonable detail all changes necessary to effect or that may result from the Change Order Request, including, without limitation, modifications to Services, Service Level Standards or Performance Targets, the additional cost for or cost savings from effecting the requested changes (if any), the time required to effect the Change Order Request, and any reasonably foreseeable consequences to Members, Services or the Parties resulting from effecting the Change Order Request. Subcontractor shall not initiate any change pursuant to a Change Order Request until the Parties memorialize all agreed-upon portions of the Change Order Proposal in a written amendment to the applicable SOW or in a new SOW, at which time such amendment or new SOW shall become a part and subject to all of the terms and conditions of this DMSA. Notwithstanding the foregoing, the following changes requested by ALERE shall not be subject to the change order requirements of this Section, and shall be effected by Subcontractor as expeditiously as possible (but no later than thirty (30) days) following request by ALERE: (i) immaterial changes to the Services, Service Level Standards or Performance Targets mutually agreed to by the Parties; and
       (ii) changes necessary to bring the Services in compliance with applicable Laws and Regulations (including, without limitation, Privacy
       Laws), standards of Accreditation Organizations; provided that Subcontractor may, in lieu of making the changes set forth in (ii) above, Subcontractor may elect to terminate the Agreement by giving Alere not less than thirty (30) days prior written notice of termination.

11     PROTECTION OF INFORMATION; NONSOLICITATION. The Parties agree as follows:

11.1 CONFIDENTIALITY OBLIGATIONS OF THE PARTIES. Each of Subcontractor and ALERE (each, a "Receiving Party") receiving or having access to Confidential Information of the other Party (or in Subcontractor's case, the Confidential Information of Tufts) (the "Disclosing Party") shall use commercially reasonable efforts to protect and maintain the confidentiality and, to the extent applicable, proprietary character, of such Disclosing Party's Confidential Information by, among other things:
       (i) treating such information with at least the same standard of care and protection that the Receiving Party accords its own Confidential Information, which shall be no less than a commercially reasonable standard; (ii) using great care in the assignment of personnel and contractors who have access to Confidential Information and obtaining the written agreement of all such personnel and contractors to take all reasonable precautions to prevent unauthorized use or disclosure thereof;
       (iii) not using, disclosing or exploiting such Confidential Information except as reasonably necessary to perform its duties and obligations under a SOW or this Agreement; and (iv) complying with any Laws and Regulations applicable to the Confidential Information, including following directives or recommendations from Governmental Authorities exercising jurisdiction over, or Accreditation Organizations adopting standards for ALERE, Tufts, the Health Plans, the Services or the Service Location(s). Furthermore, no Receiving Party shall disclose, publish, release, transfer or otherwise make available Confidential Information of the Disclosing Party in any form whatsoever to, or for the use or benefit of, the Receiving Party or a Third Party without the Disclosing Party's prior written consent; provided, however, that a Receiving Party may disclose relevant aspects of the Disclosing Party's Confidential Information to the Receiving Party's officers, agents, subcontractors and employees and to the officers, agents, subcontractors and employees of its Affiliates to the extent that such disclosure is reasonably necessary for the performance of the Receiving Party's duties and obligations under this Agreement; provided, further, that the Receiving Party shall take all reasonable measures to ensure that Confidential Information of the Disclosing Party is not disclosed or duplicated in contravention of the provisions of this DMSA by such Persons; and provided, further, that the Receiving Party shall be responsible for any breach of the provisions of this Section by such Persons. The obligations imposed on the Parties in this Section shall not restrict disclosures made by the Receiving Party that are compelled by applicable Laws and Regulations (including disclosures required by CMS or other Governmental Authorities in connection with an audit, investigation or otherwise), court order or the order of a Governmental Authority with competent jurisdiction over the Receiving Party; provided that the Receiving Party being compelled to disclose any such information shall give prompt notice thereof after learning of the need therefore to the Disclosing Party (if allowed by law) and shall disclose only that portion of the Disclosing Party's Confidential Information which the

       Receiving Party's outside legal counsel advises is necessary to comply with such Laws and Regulations, court order or Governmental Authority order.

11.2 DETERMINATION OF CONFIDENTIAL INFORMATION. As used in this DMSA, the term "Confidential Information" shall mean: (i) the existence and terms (including, but not limited to, the pricing terms) of this DMSA and all SOWs, which shall be confidential to both Parties; (ii) all material, non-public information, materials or data in any form (whether disclosed before or after the Effective Date or whether oral, written, graphic, electronic, visual or fixed in any other tangible medium of expression) which the Receiving Party knows or has reason to know is confidential or proprietary to the Disclosing Party or its Related Party; (iii) any other information which is clearly marked or designated as "Confidential," "Proprietary" or "Secret" by the Disclosing Party or a Related Party thereof; (iv) the trade secrets, know how, technology, inventions (whether or not patented), software programs, source or object codes, algorithms, technical drawings, schematics, formulae and technology plans and specifications (whether, in the case of any of the foregoing, they are owned, licensed or used by the Disclosing Party); and (v) current and future business plans, marketing plans and strategies, business methods and practices, business workflows and rules, matrices, customer or prospect data, records, information and profiles, supplier or vendor information and data, historical or prospective financial information, budgets, cost and expense data and employment records and contracts and personnel information of the Disclosing Party or of its Related Parties. Notwithstanding the foregoing provisions of this Section, "Confidential Information" shall not include any information (1) after it has become generally available to the public through no fault of the Receiving Party and without a breach of this Agreement, or (2) which can be demonstrated by the Receiving Party was developed independently or in its possession prior to entering into this DMSA so long as, in either case, the Receiving Party did not acquire such information from a source which had a fiduciary, confidential or contractual duty to the Disclosing Party to maintain such information as confidential.

11.3 CONFIDENTIALITY OF PATIENT RECORDS AND PHI. Subcontractor acknowledges that, in the performance of the Services, Subcontractor will have access to Member-identifiable information and PHI which is transmitted via or obtained through Subcontractor's performance of the Services, or stored on, or accessible via, the Subcontractor Systems. Subcontractor understands that such identifiable information and PHI are protected by various state and Federal Laws and Regulations, including, but not limited to, the HCFA Internet Security Policy, HIPAA and the HIPAA Regulations (collectively, all such state and Federal Laws and Regulations, "Privacy Laws"). Subcontractor understands and agrees that any medical information or PHI accessed by or disclosed to it or its Contractors during the course of performing any Services or otherwise must be maintained in strictest confidence. Accordingly, except as absolutely necessary to provide the Services and permitted by the Business Associate Agreement, Subcontractor shall not disclose (except to ALERE and Tufts), divulge, use or commercially or otherwise exploit any such medical information or PHI for any purpose or under any circumstance, and shall comply with all state and Federal Laws and Regulations applicable to Subcontractor regarding the security, confidentiality and transmission of such information including, but not limited to, the Privacy Laws (including those rules, regulations and standards that Tufts , as a Covered Entity (as defined in HIPAA), must impose upon ALERE and/or Subcontractor, as a Business Associate (as defined in HIPAA)). Subcontractor shall require all of its personnel and to contractually require all of its Contractors to fully abide by the provisions of this Section and Subcontractor shall be responsible for any breach by its personnel or Contractors of this Section. In the event of a breach of the provisions of this Section, ALERE may terminate this DMSA and any and all SOWs as provided in Section 13.2.4.

11.4 RETURN OF CONFIDENTIAL INFORMATION. Upon termination of this DMSA for any reason whatsoever or at any time upon the Disclosing Party's request, the Receiving Party immediately shall return all Confidential Information of the Disclosing Party within the possession or control of the Receiving Party or its personnel, Related Parties or Contractors. In the event that any Confidential Information is contained in analyses, compilations, studies or other documents prepared by the Receiving Party, its personnel, its Related Parties or its Contractors, the Receiving Party agrees to promptly destroy, and to instruct its personnel, Related Parties and Contractors to destroy, all such items where feasible, and certify in writing to the Disclosing Party that such destruction has occurred. To the extent that the Receiving Party is required to retain the Confidential Information to comply with any record retention requirement set forth herein or to comply with (i) any standard of an Accreditation Organization applicable to ALERE, Subcontractor or Tufts, or (ii) any Laws and Regulations, the Receiving Party shall so notify the Disclosing Party; in such event, the Receiving Party may retain the Confidential Information solely for such purposes and the Confidential Information shall remain subject to the restrictions on use and disclosure set forth herein until returned to the Disclosing Party or destroyed.

11.5 SURVIVAL. The provisions of this Section shall survive the expiration or termination of any SOW and this DMSA.

12     INTELLECTUAL PROPERTY RIGHTS. The Parties agree as follows:


12.1 ALERE MARKS AND CONTENT. Alere owns and shall remain the sole and exclusive owner of all right, title and interest in and to the Alere Marks and Alere Content, and of all Intellectual Property Rights in and derivative works of the Alere Marks and the Alere Content. Subcontractor is not granted any right or license to, and shall not use, the Alere Marks or Alere Content in any manner or for any purpose except as may be agreed in writing in advance by Alere (including in any SOW). Subcontractor agrees not to assert any rights in or to any Alere Marks or Alere Content except as granted to Subcontractor pursuant to this Agreement or as otherwise may be granted in writing by Alere to Subcontractor. Without express prior written authorization from ALERE, Subcontractor shall not use any Alere Marks or other words or phrases identifying Alere or any Alere Affiliate in any promotional or other materials of Subcontractor nor otherwise publicly identify ALERE or refer to the existence or terms of this Agreement in any public announcement, press release, promotional or other material.

12.2 SUBCONTRACTOR MARKS AND CONTENT. Subcontractor owns and shall remain the sole and exclusive owner of all right, title and interest in and to the Subcontractor Marks and Subcontractor Content, and of all Intellectual Property Rights in and derivative works of the Subcontractor Marks and the Subcontractor Content. Alere is not granted any right or license to, and shall not use, the Subcontractor Marks or Subcontractor Content in any manner or for any purpose except as may be agreed in writing in advance by Subcontractor (including in any SOW). Alere agrees not to assert any rights in or to any Subcontractor Marks or Subcontractor Content except as granted to Alere pursuant to this Agreement or as otherwise may be granted in writing by Subcontractor. Without express prior written authorization from Subcontractor, ALERE shall not use any Subcontractor Marks or other words or phrases identifying Subcontractor in any promotional or other materials of Subcontractor nor otherwise publicly identify Subcontractor or refer to the existence or terms of this Agreement in any public announcement, press release, promotional or other material for any other purpose.

12.3 TUFTS MARKS AND CONTENT. Tufts owns and shall remain the sole and exclusive owner of all right, title and interest in and to the Tufts Marks and Tufts Content, and of all Intellectual Property Rights in and derivative works of the Tufts Marks and the Tufts Content. Subcontractor is not granted any right or license to, and shall not use, the Tufts Marks or Tufts Content in any manner or for any purpose except (i) as necessary to perform the Services and to communicate with third parties on Tuft's behalf as directed by Tufts or Alere, and (ii) as may be agreed in writing (including in any SOW) in advance by Tufts. Except as granted to Subcontractor in this Agreement, Subcontractor shall not assert any rights in or to any Tufts Marks or Tufts Content. Any and all uses of the Tufts Marks and Tufts Content by Subcontractor in connection with the Services or otherwise shall inure to the sole benefit of Tufts. Without express prior written authorization from Tufts, Subcontractor shall not use any Tufts Marks or other words or phrases identifying Tufts or any Tufts Affiliate in any promotional or other materials of Subcontractor nor otherwise publicly identify Tufts or refer to the existence or terms of this Agreement in any public announcement, press release, promotional or other material.

12.4 ALERE DEVELOPED MATERIALS. Alere shall be the sole and exclusive owner of all rights in and to any of the Alere Developed Materials. In the event that

       Subcontractor participates in the making, creation, authorship, conception or development of any Alere Developed Materials, such Alere Developed Materials shall be considered a "work made for hire" to the fullest extent permitted by the U.S. Copyright Act. However, without further consideration, upon execution of this Agreement, Subcontractor, on behalf of itself and its personnel and agents, hereby fully and irrevocably assigns, transfers and conveys to Alere all of the right, title and interest of Subcontractor in and to the Alere Developed Materials (whether or not a work made for hire) effective automatically upon the development, creation, authorship or inception of any Alere Developed Materials, together with all Intellectual Property Rights in or to such Alere Developed Materials and derivative works thereof. Subcontractor shall cause any of its personnel involved in any Alere Developed Materials to execute any assignments, conveyances, documents of transfer or releases to give full legal effect to such assignment and conveyance of their respective rights or interests (if any) in any Alere Developed Materials or to otherwise fully effectuate Alere's exclusive ownership rights in and to the Alere Developed Materials and any derivative works thereof. Subcontractor agrees not to assert any rights in or to any Alere Developed Materials or their Intellectual Property Rights except as may be expressly granted by this Agreement. Subcontractor, on behalf of itself and its Affiliates, shareholders, predecessors, successors, successors-in-interest, assigns, directors, employees, contractors and agents, hereby forever and fully releases and discharges Alere from any known or unknown, foreseeable or unforeseeable claims, demands, lawsuits, causes of action or payments arising from any rights or ownership which they now or hereafter may allege in or to any of the Alere Developed Materials or the Intellectual Property Rights therein. It is expressly understood that Section 1542 of the Civil Code of California provides as follows:

       "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

       The provisions of said Section 1542 of the Civil Code of California, as well as the provisions of all comparable, equivalent or similar statutes and principles of common law of California and of other states of the United States, are hereby waived by Subcontractor.

       Notwithstanding the foregoing, the Parties expressly agree that Subcontractor shall be entitled to use and reproduce, on a royalty-free basis, any of the Alere Developed Materials in connection with Subcontractor's performance of its duties, obligations and responsibilities under this Agreement.

12.5 SUBCONTRACTOR DEVELOPED MATERIALS. Subcontractor shall be the sole and exclusive owner of all rights in and to any of the Subcontractor Developed Materials. In the event that Alere participates in the making, creation, authorship, conception or development of any Subcontractor Developed Materials, such Subcontractor Developed Materials shall be considered a

       "work made for hire" to the fullest extent permitted by the U.S. Copyright Act. However, without further consideration, upon execution of this Agreement, Alere, on behalf of itself and its personnel and agents, hereby fully and irrevocably assigns, transfers and conveys to Subcontractor all of the right, title and interest of Alere in and to the Subcontractor Developed Materials (whether or not a work made for hire) effective automatically upon the development, creation, authorship or inception of any Subcontractor Developed Materials, together with all Intellectual Property Rights in or to such Subcontractor Developed Materials and derivative works thereof. Alere shall cause any of its personnel involved in any Subcontractor Developed Materials to execute any assignments, conveyances, documents of transfer or releases to give full legal effect to such assignment and conveyance of their respective rights or interests (if any) in any Subcontractor Developed Materials or to otherwise fully effectuate Subcontractor's exclusive ownership rights in and to the Subcontractor Developed Materials and any derivative works thereof. Alere agrees not to assert any rights in or to any Subcontractor Developed Materials or their Intellectual Property Rights except as may be expressly granted by this Agreement. Alere, on behalf of itself and its Affiliates, shareholders, predecessors, successors, successors-in-interest, assigns, directors, employees, contractors and agents, hereby forever and fully release and discharge Subcontractor from any known or unknown, foreseeable or unforeseeable claims, demands, lawsuits, causes of action or payments arising from any rights or ownership which it now or hereafter may allege in or to any of the Subcontractor Developed Materials or the Intellectual Property Rights therein. It is expressly understood that Section 1542 of the Civil Code of California provides as follows:

       "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

       The provisions of said Section 1542 of the Civil Code of California, as well as the provisions of all comparable, equivalent or similar statutes and principles of common law of California and of other states of the United States, are hereby waived by Alere.

       Notwithstanding the foregoing, it is expressly agreed that Alere shall be entitled to use and reproduce, on a royalty-free basis, any of the Subcontractor Developed Materials in connection with Alere's performance of its duties, obligations and responsibilities under this Agreement.

12.6 SURVIVAL. The provisions of this Section 12 shall survive the expiration or termination of any SOW and this DMSA.

13     TERMINATION OF AGREEMENT.

13.1 TERM AND DURATION. The initial term of this DMSA shall commence on the Effective Date and continue for a period of one (1) year thereafter until 12:00 midnight on the last day of such period (the "Initial Term") unless terminated earlier pursuant to the provisions of this Section or as permitted elsewhere in this DMSA. Any termination or nonrenewal of this DMSA shall terminate the entire Agreement, including all then-outstanding SOWs; provided, however, that any provisions contained in this DMSA (including, without limitation any SOW) that expressly survive termination of this DMSA shall survive any such termination or nonrenewal.

13.2   TERMINATION OF DMSA OR SOW.

13.2.1 FOR CAUSE. In the event that either ALERE or Subcontractor (i) fails or is unable to perform the obligations, duties or responsibilities required of it under any SOW or this Agreement, (ii) otherwise violates a material term of this Agreement, or (iii) engages in conduct in connection with this Agreement or any Services that is grossly negligent or amounts to willful misconduct (each a "Default"), the non-Defaulting Party, at its election, may terminate either this DMSA (in its entirety) or the applicable SOW, by giving thirty (30) days prior written notice to the Defaulting Party (a "Default Notice"). Any Default Notice provided hereunder shall specify in reasonable detail the nature of the Default, the actions required to cure the Default if it is curable, and whether the non-Defaulting Party is seeking to terminate the entire DMSA or only the applicable SOW(s). If the Defaulting Party fails or is unable to cure the Default to the reasonable satisfaction of the non-Defaulting Party within thirty (30) days following the date of the Default Notice, then this DMSA or the applicable SOW, as the case may be, shall be terminated upon the expiration of said 30-day period, or at such later date as may be specified in the Default Notice.

13.2.2 AUTOMATIC TERMINATION. To the fullest extent permitted by applicable Laws and Regulations, this DMSA shall automatically terminate, without the need for any further act, deed or notice by either Party upon the occurrence of a Bankruptcy Event or Business Cessation Event affecting Subcontractor or ALERE.

13.2.3 IMMEDIATE TERMINATION. Notwithstanding the provisions of Section 13.2.1 above, either party may terminate this DMSA immediately by giving written notice to the other in the event that the other party fails or is unable to fully comply with its obligations under Section 11 or 12 of this DMSA provided, however, termination as a result of violation of the Business Associate Agreement shall be governed by the termination provisions therein.

13.2.4 ADVERSE LEGAL DETERMINATION. Subject to the provisions of Section 27 of this DMSA and the Parties' obligations thereunder, either Subcontractor or ALERE may terminate this DMSA or the affected SOW immediately upon the giving of written notice to the other Party following a

       Judgment, an order of a court or Governmental Authority or a change in any Laws or Regulations (including a change in the interpretation or enforcement of existing Laws or Regulations) that would make (based upon a reasonably, good faith legal determination) such Party's continued performance of its obligations under this DMSA or such SOW unlawful, illegal or commercially impracticable.

13.3 EFFECTS OF TERMINATION. The termination of this DMSA shall not affect the continued enforceability of the provisions of this DMSA that survive such termination and any other provisions necessary to interpret or construe such provisions. The termination of any SOW (without termination of this DMSA) shall not in and of itself, alter, effect or terminate this DMSA or any other SOW unless expressly provided in this DMSA or such other SOW.

13.4 TRANSITION ASSISTANCE FOLLOWING TERMINATION. Upon the expiration or earlier termination of any SOW or this DMSA for any reason whatsoever other than default by ALERE, (a "Transition Event"), ALERE, at its option exercised by written notice to Subcontractor (a "Transition Notice"), may require (i) Subcontractor to continue providing Disease Management Services ("Continuing Services") for up to one hundred eighty (180) days following the Transition Event (the "Transition Assistance Period"), and
       (ii) Subcontractor to provide such transition assistance, as ALERE may reasonable require, to transition and transfer the Disease Management Services under any SOW to ALERE or to another vendor ("Transition Assistance Services"), the nature and extent of which assistance shall be as reasonably determined by ALERE, provided, however, that in so providing such Continuing Services and Transition Assistance Services following a Transition Event, Subcontractor shall not be required to take or forebear from taking any action that, absent appropriate safeguards and contractual protections, adversely affects the confidentiality or proprietary nature of the Subcontractor Proprietary System or any Confidential Information of Subcontractor.

13.4.1 Subcontractor shall provide Continuing Services and Transition Assistance Services in accordance with all applicable Service Level Standards and Performance Targets and any other applicable provisions of this DMSA. ALERE shall pay Subcontractor for (i) Continuing Services at the Service Fees in effect under the applicable SOW(s) at the time of the Transition Event, and (ii) Transitions Services (other than those required under 13.6) at the applicable Service Fees in effect or, if none, at Subcontractor's cost. As part of the Transition Assistance Services, Subcontractor shall cooperate with ALERE and take all actions reasonably requested by ALERE in order to transition the Services to another vendor or ALERE, provided, however, that in so cooperating, Subcontractor shall not be required to take or forebear from taking any action that, absent appropriate safeguards and contractual protections, adversely affects the confidentiality or proprietary nature of the Subcontractor Proprietary System or any Confidential Information of Subcontractor.

13.4.2 Following the Continuing Services Period, Subcontractor, at no additional cost, shall continue to answer questions regarding the Services on an "as needed" basis for up to one hundred (100) days.

13.5 TERMINATION AND BANKRUPTCY. Any rights or licenses granted by Subcontractor in respect of the Subcontractor Independent Materials or Pre-Existing Intellectual Property Rights under or pursuant to this DMSA are and shall otherwise by deemed to be licenses and rights to "intellectual property" (as defined under Section 101 of the Bankruptcy
       Code) for the purposes of Section 365(n) of the Bankruptcy Code. The Parties agree that the licensee of such rights shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code during the Term and following any termination of a SOW or this DMSA. The Parties further agree that the occurrence of any Bankruptcy Event and the grant of rights and license provided for in this Section shall not, and shall not be deemed or construed to, in any way restrict or impair the termination of this DMSA by ALERE.

CHANGE OF CONTROL. SUBCONTRACTOR SHALL PROVIDE ALERE WITH AT LEAST THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF A CHANGE OF CONTROL OF SUBCONTRACTOR. Indemnification and Reimbursement Rights and Obligations.

13.6 MUTUAL COVENANTS. Each Party hereby acknowledges, represents and warrants to the other that (i) it is a sophisticated business Person that was represented by legal counsel during the negotiations with respect to this Agreement, including, without limitation, the negotiations of this
       Section 14, (ii) it is fully informed regarding all of the provisions of this Agreement and all matters addressed herein and (iii) the provisions of this Section 14 fairly allocate the risks with respect to matters for which indemnification or reimbursement may be sought under this Agreement. The provisions of this Section 14 shall survive the expiration or earlier termination of any SOW or this DMSA.

13.7 ALERE'S INDEMNIFICATION OBLIGATIONS. ALERE shall indemnify, defend and hold harmless Subcontractor, its Affiliates and their respective owners, subsidiaries, directors, officers, employees, representatives, agents, independent contractors, successors, successors-in-interest and assigns (collectively, the "Subcontractor Indemnitees") from and against, any and all Claims made by a Third Party against any Subcontractor Indemnitee arising out of or attributable to (i) any breach or inaccuracy in ALERE's representations or warranties in this Agreement (including any SOW); (ii) any failure or inability of ALERE or its personnel or Contractors to comply with any applicable requirement of this Agreement (including any SOW), including, without limitation, obligations of ALERE (or such personnel or Contractors) arising under the Business Associate Agreement;
       (iii) any actions or omissions of ALERE or its personnel or Contractors occurring during or in connection with the performance of any Services, including, without limitation, any harm, injury or death to Persons or damage to property;
       (iv) the violation by ALERE or by its personnel or Contractors of any Laws and Regulations, including any fines, penalties or assessments imposed upon Subcontractor as a result thereof; (v) the infringement, misappropriation or violation of the Intellectual Property Rights, contract rights or tort rights (including the right of publicity or right of privacy) of any Person arising out of the performance or non-performance of this Agreement by ALERE or its personnel or Contractors; or (vi) any compensation, fees, salary, bonuses, mandatory or fringe employee benefits, social security, employment taxes or other withholdings that are alleged to be owed in respect of any personnel or Contractors of ALERE. ALERE shall promptly pay and fully satisfy any and all Losses, Judgments or Expenses incurred or sustained by Subcontractor or any Subcontractor Indemnitee as a result of any Claims of the types described in this Section 14.2.

13.8 SUBCONTRACTOR'S INDEMNIFICATION OBLIGATIONS. Subcontractor shall indemnify, defend and hold harmless ALERE, its Affiliates and their respective owners, subsidiaries, directors, officers, employees, representatives, agents, independent contractors, successors, successors-in-interest and assigns (collectively, the "ALERE Indemnitees") from and against, any and all Claims made by a Third Party against any ALERE Indemnitee arising out of or attributable to (i) any breach or inaccuracy in Subcontractor's representations or warranties in this Agreement (including any SOW); (ii) any failure or inability of Subcontractor or its personnel or Contractors to comply with any applicable requirement of this Agreement (including any SOW), including, without limitation, obligations of Subcontractor (or such personnel or Contractors) arising under the Business Associate Agreement; (iii) any actions or omissions of Subcontractor or its personnel or Contractors occurring during or in connection with the performance of any Services, including, without limitation, any harm, injury or death to Persons or damage to property; (iv) the violation by Subcontractor or by its personnel or Contractors engaged by Subcontractor of any Laws and Regulations, including any fines, penalties or assessments imposed upon Subcontractor as a result thereof; (v) the infringement, misappropriation or violation of the Intellectual Property Rights, contract rights or tort rights (including the right of publicity or right of privacy) of any Person arising out of the performance or non-performance of this Agreement by Subcontractor or its personnel or Subcontractor's Contractors; or (vi) any compensation, fees, salary, bonuses, mandatory or fringe employee benefits, social security, employment taxes or other withholdings that are alleged to be owed in respect of any personnel or Contractors of Subcontractor. Subcontractor shall promptly pay and fully satisfy any and all Losses, Judgments or Expenses incurred or sustained by ALERE or any ALERE Indemnitee as a result of any Claims of the types described in this Section 14.3.

13.9   PROCEDURE FOR HANDLING CLAIMS.

13.9.1 THIRD PARTY CLAIMS. Promptly after the receipt by either Party of a notice of a Claim made by a Third Party that is the subject of indemnification pursuant to this Section 15 (collectively, "Third Party Claim"), such Party (the "Indemnified Party") shall deliver to the Party from which indemnification is sought (the "Indemnifying Party") a written notice that specifies in reasonable detail the basis of the claim for indemnification hereunder ("Notice of Indemnity Claim"). Subject to any applicable statute of limitation periods, the failure of the Indemnified Party to give a Notice of Indemnity Claim shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that such failure shall result in material prejudice to the Indemnifying Party. The Indemnifying Party shall, at its sole expense and liability, assume the defense of any Third Party Claim within ten (10) business days after receipt of a Notice of Indemnity Claim with respect thereto. Should the Indemnifying Party, within ten (10) business days after receipt of the Notice of Indemnity Claim, fail to (i) notify the Indemnified Party in writing of the Indemnifying Party's intention to assume the defense thereof, or (ii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Third Party Claim, then the Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of such Third Party Claim.

       Provided that the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall have the right to exercise full control of the defense, compromise or settlement of such Third Party Claim. The Indemnified Party shall have the right to engage separate legal counsel and to participate in the defense, compromise or settlement thereof; provided, however, that the expenses of such legal counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party shall have one or more legal defenses available to it which are in conflict with those available to the Indemnifying Party, in any of which cases identified in clause (i), (ii) or (iii), the expenses of such separate legal counsel shall be borne by the Indemnifying Party. The Party not assuming the defense of any Third Party Claim shall cooperate with the Party assuming such defense in any manner that the Party assuming such defense reasonably may request, except to the extent such cooperation may result in liability or damages to the cooperating Party not indemnified against by the other Party hereunder.

       The Indemnified Party shall not settle or compromise any Third Party Claim for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party unless the Indemnifying Party shall have failed to undertake the defense and control of such Third Party Claim in the manner hereinabove required. For any Third Party Claim in which the relief sought is other than monetary damages, the Indemnifying Party shall not settle or compromise the non-damage component of such Third Party Claim unless the Indemnified Party consents in writing to such compromise or settlement.

       The respective rights and remedies of the Parties in this Section 14.4 shall survive the expiration or termination of this Agreement until ninety (90) days following the expiration of the statute of limitations applicable to the Third Party Claim for which indemnification may be sought hereunder; provided, that if a Notice of Claim respecting a Third Party Claim has been timely given, the limitations period shall be extended until the final, binding and nonappealable resolution of such Third Party Claim and the Indemnified Party's right to indemnification hereunder, but for only so long as the Indemnified Party continues to pursue its indemnification rights with reasonable diligence under the circumstances.

13.10 PROCEDURE FOR HANDLING DIRECT CLAIMS PRIOR TO ARBITRATION. In the event that Subcontractor or ALERE makes a Claim against the other Party under or by virtue of this Agreement which is not a Third Party Claim (a "Direct Claim"), the Party making the claim (the "Aggrieved Party") shall deliver to the Party from whom recovery or reimbursement of the Claim is sought (the "Responsible Party") a notice specifying in reasonable detail the basis of the Claim for which recovery or reimbursement is sought, together with the estimated amount of such Claim, as determined by the Aggrieved Party (a "Notice of Direct Claim"). Without limiting either Party's termination rights under this Agreement, neither Party may institute arbitration or, when permitted, litigation under this Agreement with respect to a Direct Claim unless the Aggrieved Party has furnished the Responsible Party with the Notice of Direct Claim and the Direct Claim remains unpaid or unresolved to the mutual satisfaction of the Parties for at least forty-five (45) days following receipt of the Notice of Direct Claim. Subject to any applicable limitations periods, the failure of the Aggrieved Party to give a Notice of Direct Claim shall not relieve the Responsible Party of its obligations under this Agreement except to the extent that such failure shall result in material prejudice to the Responsible Party. The rights of the Parties to make a Direct Claim shall survive the termination of this Agreement until the expiration of the statute of limitations applicable to such Direct Claim; provided, that if a Notice of Direct Claim has been timely given prior to the expiration of the limitations period, the limitations period shall be extended until the final, binding, and nonappealable resolution of such Claim and the Aggrieved Party's right to recovery, but only for so long as the Aggrieved Party continues to pursue its rights with reasonable diligence under the circumstances. Notwithstanding the foregoing provisions of this Section 14.5 or any other provisions of this Agreement, either Party shall have the right to seek immediate injunctive or other equitable relief in a court of competent jurisdiction without notice (except as required by applicable Laws and Regulations) or delay.

14     LIABILITY AND REMEDIES.



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

14.1 EQUITABLE RELIEF. Each Party acknowledges and agrees (i) that it would be difficult or impossible to measure the damage to the other Party or such other Party's Related Parties from any breach of a Party's obligations under Sections 11 or 12 of this DMSA, (ii) that injury to the other Party or such other Party's Related Parties arising from any such breach would be impossible to calculate, and (iii) that money damages therefor would be an inadequate remedy for any such breach. Therefore, each Party acknowledges and agrees that either Party, in addition to any of their other rights or remedies, shall be entitled to seek injunctive and other equitable relief without bond or other security in the event of an actual or threatened breach of the provisions of Sections 11 or 12 of this DMSA by the other Party. The obligations of each Party and the rights and remedies of each Party under Sections 11 and 12 of this DMSA are cumulative and in addition to, and not in lieu of, any obligations, rights or remedies created by laws protecting or enforcing Intellectual Property Rights, including the statutory and common laws governing unfair competition or misappropriation or theft of trade secrets, proprietary rights or confidential information.

14.2 SUSPECTED INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. In the event that Tuft's or ALERE's use of any Services or Deliverables is reasonably likely to become, or becomes, the subject of a Claim of infringement of the Intellectual Property Rights of one or more Third Parties, then, in addition to any other license fees, penalties or other Losses, Expenses or Judgments against which ALERE or any Alere Indemnitees is indemnified pursuant to Section 14 above, Subcontractor shall, at its option and expense, either (i) procure for the effected person the right to continue using such Services or Deliverables with the infringing component(s) thereof, or (ii) modify the Services or Deliverables or substitute components or parts therein so that they will no longer infringe or violate the Intellectual Property Rights of Third Parties; provided, however, that no such modification or substitution shall relieve Subcontractor from its obligations to perform in accordance with the Service Level Standards, Performance Targets and all other requirements of this Agreement and all applicable SOWs.

14.3 BREACH BY PERSONNEL OR CONTRACTOR. Each Party shall indemnify, defend and hold harmless the other Party, its Affiliates and Related Parties against, and be responsible, financially and otherwise for, any breach or violation of any provision of this Agreement made by any personnel or Contractor of ALERE or Subcontractor, including, but not limited to, the provisions of Sections 11 and 12 hereof. In addition to all other remedies specified in this Agreement or available at law or in equity, ALERE and Subcontractor shall be entitled to seek damages or other appropriate remedies against the other Party in all cases where the conduct or omission of any of Party's personnel or Contractor breaches or violates, or threatens to breach or violate, the terms of any SOW or this Agreement.

14.4 CONSEQUENTIAL AND SPECIAL DAMAGES. Neither Party shall be liable to the other Party for any incidental, consequential, special, punitive or other indirect damages, including, but not limited to, damages for economic loss, lost profits, loss of reputation or lost opportunities, even if the Party had been advised of the possibility of any such loss and/or such damages resulting from the breach, except in the case of Losses, Judgments or Expenses arising or resulting from, or attributable to, any of the following circumstances: (i) any breach or violation of the Parties' respective obligations under Section 11 (Protection of Information; Nonsolicitation) or Section 12 (Intellectual Property Rights) of this DMSA; (ii) any violation by Subcontractor or its personnel or Contractors of Laws and Regulations applicable to the Services; (iii) personal injury, death or damage to tangible property;
       (iv) the Parties' respective indemnification obligations for Third Party Claims under Section 14 (Indemnification and Reimbursement Rights of the Parties) of this DMSA; or (v) the gross negligence, willful misconduct or fraud of either Party.

14.5 SURVIVAL. The following provisions of this DMSA shall survive the expiration or earlier termination of any SOW or this DMSA for any reason whatsoever: (i) representations, warranties and covenants furnished by Alere and Subcontractor in Section 8 of this DMSA; (ii) the Parties' respective obligations under Sections 11, 12, 13.4, 14, 15 and 16 of this DMSA; (iii) the remedies to which either Party may be entitled under Sections 7, 8, 11, 14, 15 and 16 of this DMSA; (iv) or any other provision of this Agreement (including any SOW) which expressly survives such termination; and (v) any other provisions of this DMSA (including any SOW) that is necessary to interpret or enforce any of the foregoing provisions.

15 INSURANCE. Except as otherwise noted, Subcontractor shall at all times during the Term carry and maintain in full force and effect the following insurance, at its sole cost and expense, to insure against risks or liability for which Subcontractor is responsible during the Initial Term and any Renewal Term and for such additional period of time as may be required to complete the Services to be performed or furnished under any
       SOW:

15.1 COMMERCIAL GENERAL LIABILITY INSURANCE. Subcontractor shall maintain commercial general liability insurance, including premises liability, products liability (if products are being provided), completed operations coverage (if services are being provided), and contractual liability insurance, with limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) annual aggregate, for bodily injury (including death) and property damage, covering all of Subcontractor's operations in connection with this DMSA. Said insurance shall be on an "occurrence" form.

15.2 WORKERS' COMPENSATION AND EMPLOYER'S LIABILITY. Subcontractor shall maintain workers' compensation and employer's liability coverage with minimum limits as follows:

15.2.1 WORKERS COMPENSATION:Statutory limits as required by law

15.2.2 EMPLOYERS LIABILITY:

              Bodily Injury by accident:    $1,000,000 each accident
              Bodily Injury by disease:              $1,000,000 each employee
              Bodily Injury by disease:              $1,000,000 policy limit

15.3 PROFESSIONAL (ERRORS AND OMISSIONS) LIABILITY. Subcontractor shall maintain professional liability coverage with minimum limits of Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) annual aggregate. Each of such insurance coverages shall be maintained for a period of not less than three (3) years after the expiration or termination of this DMSA. In addition, Subcontractor shall maintain Internet errors and omission insurance liability coverage with minimum LIMITS OF FIVE MILLION DOLLARS ($5,000,000) PER OCCURRENCE AND FIVE Million Dollars ($5,000,000) annual aggregate.

       If, in any of the foregoing cases, if Subcontractor has procured a claims-made based policy (or policies) and such policy (or policies) are cancelled or not renewed, Subcontractor agrees to exercise any option contained in said policy (or policies) to extend the reporting period to the maximum period permitted; provided, however, that Subcontractor need not exercise such option if the superseding insurer will accept all prior claims.

15.4 TYPES OF INSURANCE CARRIERS. Each of Subcontractor's insurance policies shall: (i) be issued by companies that have an A. M. Best rating of not less than "A-", and are in a size category which is not lower than "VIII"; (ii) be primary and noncontributory with any of the ALERE's insurance; (iii) name ALERE as an additional insured (except workers' compensation and employer's liability); and (iv) provide ALERE with written notice of cancellation, non-renewal or material change in the form or limits of coverage. Subcontractor shall cause its insurance carriers, brokers or agents to issue to ALERE certificates of insurance evidencing all insurance coverages required by this Section 16. Notwithstanding any other provision of this DMSA, failure to provide the coverages provided for herein, or the certificates of insurance, shall be grounds for immediate termination of this DMSA upon receipt written notice thereof.

15.5 NO LIMITATION ON LIABILITY. None of the foregoing requirements as to the type and limits of insurance to be maintained by Subcontractor are intended to and shall not in any manner limit or qualify the liabilities and obligations for which Subcontractor is responsible under any SOW, any other provision of this DMSA or by law.

15.6 SURVIVAl. The obligations under this Section 16 shall survive the termination of this DMSA or any SOW.

16 FORCE MAJEURE. Neither Party shall be liable to the other for any breach of a SOW or other provision of this Agreement resulting from any failure to perform if such performance is delayed, impaired or prevented by any event of force majeure such as fire or explosion, act of terror, flood, earthquake, severe weather or other act of God, strike, lockout, boycott, picketing, labor dispute or disturbance, order or act of any Governmental Authority, or any cause beyond the reasonable control of the non-performing Party (the "Affected Party"), including, but not limited to, failures, fluctuations or interruptions in electrical power, heat, light, telecommunication lines or telephones (any such cause, a "Force Majeure Event"); provided that such non-performance (i) was not caused by the fault or negligence of the Affected Party, (ii) could not have been prevented by reasonable precautions taken by the Affected Party and (iii) cannot reasonably be circumvented by the Affected Party through the use of alternate resources, work-around plans or other means; and provided, further, that the occurrence of a Force Majeure Event in respect of another customer of Subcontractor shall not, by itself, constitute a Force Majeure Event with respect to ALERE. Upon the occurrence of a Force Majeure Event, the Affected Party shall immediately notify the other Party of the occurrence thereof, and describe in reasonable detail the nature and effect on the Affected Party's operations of the Force Majeure Event. The Affected Party shall be excused from the performance of those obligations under this Agreement that are adversely affected by the Force Majeure Event for as long as (a) such Force Majeure Event continues, and
       (b) such Affected Party continues to use best efforts to resume performance of the Services whenever and to whatever extent possible. If any Force Majeure Event delays, impairs or prevents Subcontractor's performance or arrangement of the Services for more than seventy-two (72) hours, ALERE may immediately terminate this DMSA or any affected SOW, without, in either case, providing any opportunity to cure pursuant to
       Section 13.2.1 or otherwise, by giving written notice of such termination to Subcontractor.

17 NOTICES. Any and all notices, requests, consents, demands or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if sent by United States registered or certified mail (return receipt requested), (ii) when delivered, if delivered personally by commercial courier, (iii) on the second following business day, if sent by United States Express Mail, Federal Express or other commercial overnight courier or (iv) upon the date reflected on a facsimile confirmation from the transmitting facsimile machine, if sent by facsimile transmission and delivery of the facsimile transmission is subsequently confirmed telephonically within one (1) business day, in each case to the Parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice) with applicable postage or delivery charges prepaid:

              If to Subcontractor:

              Enhanced Care Initiatives, Inc.
              Six Corporate Drive
              Suite 420
              Shelton, CT 06484
              Facsimile No. 203-926-0594
              Attn: David Chess, MD
              Chief Executive Officer

              If to ALERE:

              ALERE Medical Incorporated
              595 Double Eagle Drive, Suite 1000
              Reno, NV  89502
              Facsimile No.:775-829-8637
              Attention:   Ron Geraty, M.D.
              Chief Executive Officer

18 ASSIGNMENT. Except as provided otherwise herein, neither party shall assign its rights or, except as permitted by this Agreement, delegate its duties under any SOW or this DMSA, without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, and any attempt to do so shall be void and of no force or effect for any purpose whatsoever and shall constitute a material breach of this DMSA that shall allow the aggrieved Party to immediately terminate this DMSA. Not withstanding a party's consent to any assignment or delegation by the other party, the assigning Party shall remain primarily liable for the performance of the assignee or delegate of the assigning Party's obligations under this Agreement, unless otherwise agreed by the other party in writing. Subject to the forgoing limitations, this Agreement shall be binding upon the Parties hereto and to the permitted successors, successors-in-interest and assigns of the Parties.

19 GOVERNING LAW; JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without regard to its conflicts of laws provisions and, when applicable, the Parties' obligations under this Agreement shall be governed by the laws of the United States and any other state's Laws and Regulations that must be applied. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or Federal court located within the County of Washoe, State of Nevada, and each Party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that such Party is not subject personally to the jurisdiction of such court in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this DMSA or the subject matter hereof may not be enforced in or by such court. Each Party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process shall be effective against a Party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such Party as herein provided. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction.

20 BINDING ARBITRATION. Any claim, controversy dispute or disagreement of whatsoever nature between the Parties hereto or involving this Agreement, including the disposition of a Direct Claim, shall, except as expressly provided below or elsewhere in this Agreement, be resolved by binding arbitration by a single arbitrator in accordance with the American Arbitration Association ("AAA"), and administration of the arbitration shall be performed by AAA or such other arbitration service as the Parties may agree in writing. The Parties will endeavor to mutually agree to the appointment of the arbitrator, but if such agreement cannot be reached within thirty (30) days following the date demand for arbitration is made, the arbitrator appointment procedures in the AAA Rules will be utilized. Arbitration hearings shall be held in Washoe County, Nevada or at such other location as the parties may agree in writing. Civil discovery may be taken in such arbitration as provided by federal law and civil procedure. The arbitrator selected shall have the power to control the timing, scope and manner of the taking of discovery and shall further have the same powers to enforce the parties' respective duties concerning discovery as would a federal district court including, but not limited to, the imposition of sanctions. The arbitrator shall have the power to grant all remedies provided by Nevada law. The Parties shall divide equally the expenses of AAA and the arbitrator; provided, however, that the arbitrator shall have the power to assess all such costs and expenses to the non-prevailing Party in the arbitrator's award. The arbitrator shall prepare in writing an award that includes the legal and factual reasons for the decision. The arbitrator shall not have the power to commit errors of law or legal reasoning and the award may be vacated or corrected pursuant to Nevada law. The arbitrator shall be bound by and required to apply to the disputed matters subject to arbitration the internal laws of the State of Nevada, without regard to principles of conflicts of law, and by federal law where Nevada law is preempted. The Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16, shall apply to the arbitration. Each Party knowingly acknowledges and agrees that the foregoing constitutes a waiver of its right to a jury trial. The entire arbitration procedure shall be confidential and neither any party to the arbitration nor the arbitrator may disclose the content or results of any arbitration hereunder without the written consent of the other parties, except to the extent disclosure is required to enforce any applicable arbitration award or as may be otherwise required by law or upon the request of a Governmental Authority and except that any party may make such disclosures to its auditors, accountants, attorneys, insurers, actual and prospective investors, and actual and potential lenders. Notwithstanding anything to the contrary in this Section or elsewhere in this Agreement: (i) if a Governmental Authority with jurisdiction over either Party determines that a Party is not in compliance with applicable Laws and Regulations pertinent to this Agreement, then such finding or determination need not be subject to arbitration; and (b) a Party shall be permitted to seek a temporary restraining order, preliminary injunction, order to compel arbitration or in support of arbitration or other provisional remedies from a court of competent jurisdiction, including, but not limited to, seeking such remedies in connection with any claim, controversy, dispute or disagreement contemplated by Section.

21 INDEPENDENT CONTRACTORS. The Parties and their respective personnel are and shall continue to be independent contractors with respect to each other. Subcontractor and its personnel and Contractors shall not, by virtue of any SOW or any provision of this Agreement become, and under no circumstances shall any of them be construed as being, an employee, agent, joint venturer, partner or Affiliate of ALERE or standing in any relationship with respect to ALERE that would impose liability on ALERE for the actions or omissions of Subcontractor, its personnel or its Contractors. Without limiting the generality of the foregoing, nothing in this Agreement, including in any SOW, shall be construed as establishing the relationship of employer and employee between ALERE and Subcontractor, its employees or Contractors for any purposes, including state or Federal tax purposes. Subcontractor and its employees and Contractors are not entitled to any mandatory or fringe employee benefits from ALERE, including, without limitation, workers' compensation, unemployment compensation, health or disability insurance or vacation or sick pay.

22 ENTIRE AGREEMENT. This Agreement shall constitute the final written integrated expression of all of the understandings and agreements between Subcontractor and ALERE with respect to the performance of any Services and delivery of any Deliverables contemplated under this Agreement and the other subjects addressed in this DMSA and any SOW entered into by Subcontractor and ALERE. This Agreement supersedes all prior or contemporaneous, written or oral, memoranda, arrangements, contracts or understandings between the Parties relating to the subjects addressed therein. Any representations, promises warranties or statements made by any Party which differ in any way from the terms of this Agreement shall be given no force or effect.

23 AMENDMENTS; WAIVERS. Except as otherwise expressly provided in this Agreement, changes or modifications to this Agreement or to any SOW may not be made orally, but only by a dated, written instrument executed by Subcontractor and ALERE; provided, however, that Subcontractor agrees that ALERE shall be permitted to amend this Agreement or any SOW effective upon thirty (30) days written notice to Subcontractor if the substance of such amendment is required by any Laws or Regulations applicable to ALERE or

       Tufts or any directives from a Governmental Authority or Accreditation Organization regulatory or certifying a ALERE, Tufts, or its Health Plans or other operations. Any terms or conditions varying from this Agreement or any SOW on any order, invoice or other notification from either Party shall not be binding upon the Parties unless specifically accepted in writing by the Party against whom enforcement is sought. Unless otherwise expressly provided in this Agreement, including in any SOW, a delay or omission by either Party to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. No waiver of any breach of any provision of any SOW or this Agreement shall be effective unless evidenced by a dated written instrument executed by the Party against whom enforcement of such waiver is sought. No waiver of any breach of any provision of any SOW or this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof or thereof.

24 SEVERABILITY. In the event that any provision in this Agreement shall be found by a Governmental Authority, court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions of this DMSA shall not in any way be affected or impaired thereby. In the event, however, that the remaining unaffected provisions of this Agreement are inadequate to permit each Party to realize the material benefits for which such Party has bargained hereunder, then, before this Agreement may be terminated as provided herein, the Parties shall, in good faith, attempt to negotiate mutually acceptable substitute provisions (which negotiations need not exceed thirty (30) calendar days) that are valid, legal and enforceable and that most nearly provide for the realization of the material benefits sought to be accomplished by the provision or provisions held to have been illegal, invalid or unenforceable.

25     CONSTRUCTION OF AGREEMENT. The Parties agree that:

25.1 JOINT PARTICIPATION. This DMSA has been drafted with the joint participation of each of the Parties hereto and shall be construed to be neither against nor in favor of either Party, but rather in accordance with the fair meaning hereof.

25.2 NO THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any Person who is not a Party to this Agreement.

25.3 USE OF DEFINED TERMS. Any defined term used in this Agreement in the plural shall refer to all members of the relevant class and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

25.4 DAY OR DAYS. Use of the terms "day" or "days" in this DMSA shall mean and refer to calendar days unless either term is expressly modified by a reference to "business" day(s).

25.5 ARTICLES, SECTIONS, EXHIBITS AND SCHEDULES. References in this DMSA to articles, sections, exhibits and schedules are to articles, sections, exhibits and schedules of and to this DMSA. All exhibits and schedules to this DMSA, either as originally existing or as the same from time to time may be supplemented, modified or amended, are hereby incorporated in full into this DMSA by this reference.

26 COUNTERPARTS. This DMSA, the SOWs or any other instrument to be entered into by the Parties in connection with this DMSA may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the Parties.

       IN WITNESS WHEREOF, each Party has caused this DMSA to be signed by its duly authorized representative on _________________, 2006 to be effective as of the Effective Date.

       ALERE MEDICAL
       INCORPORATED                         SUBCONTRACTOR


     By:  /s/_______________________        By:      /s/ ____________________
     Title:                                          Title:

                                    EXHIBIT A

                             SCHEDULE OF DEFINITIONS

      "Accreditation Organization" means any organization, including, without limitation, the National Committee for Quality Assurance (NCQA), engaged in accrediting or certifying Tufts, the Medicare Health Plans and/or Tuft's providers of health care services, products or devices, including Subcontractor.

     "Affiliate," with respect to any Person, means another Person that directly or indirectly controls, is controlled by or is under common control with that Person. For purposes of this definition, the term `control' (including the terms `controlling', `controlled by' and `under common control with') of a Person means possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

     "Aggrieved Party" has the meaning ascribed to it in Section 14.5.

     "Agreement" shall mean the foregoing provisions of this DMSA, together with all Exhibits, Schedules, SOWs or other attachments attached to or incorporated by reference into the DMSA, and all exhibits, schedules and attachments to such SOWs, and any amendment, modification, revision, supplement or deletions to any of the foregoing made in accordance with the requirements of the this Agreement and any applicable SOW.

     "ALERE" means ALERE Medical Incorporated, a California corporation.

     "ALERE Content" means any text, graphics, photographs, video, audio and/or other data or information, including any advertisements, which display any of the ALERE Marks (and none of the Subcontractor Marks) or which is used by ALERE or any Related Party of ALERE, including, without limitation, any marketing, promotional or descriptive materials of ALERE's products, devices or services. The content of any ALERE Developed Materials also shall constitute ALERE Content.

     "ALERE Data" means and includes (i) all data, records, reports and information generated, created or developed by ALERE or its contractors (other than Subcontractor) in the performance or arrangement of disease management services for clients other than Tufts; (ii) all data, records and information generated from ALERE's respective businesses and operations other than the performance of this Agreement, including, without limitation, contact, personal and other information pertaining to ALERE's past, present or prospective customers, employees and representatives, (iii) all information pertaining to the programs, services or products marketed or offered by ALERE in general, including, without limitation, information pertaining to staffing, policies and procedures, internal methods and systems operational protocols of ALERE, and information pertaining to amounts paid to ALERE by its customers, (iv) any documentation describing, evidencing, marketing or promoting the products, services or programs of ALERE generally, (v) any trade secrets or secret business processes or methods of ALERE, (vi) ALERE's software and any tangible or readable embodiments of such software, (vii) any toll free inbound telephone numbers used or established to provide Services under this DMSA or other telephone numbers controlled by ALERE, and (viii) in the case of any of the matters referenced in any of the foregoing clauses (i) through (vii), data, records or information occurring in any form whatsoever, including, but not limited to, written, graphic, electronic, visual or fixed in any tangible medium of expression.

     "ALERE Developed Materials" mean and include any Development which is made, created, authored, conceived or developed by ALERE, alone or jointly with others for or in connection with ALERE's business, services or operations.

     "ALERE Indemnitees" has the meaning ascribed to it in Section 14.3.

      "ALERE Marks" means any service marks, trademarks, trade names, domain names, URLs, logos, icons, slogans, words or phrases and advertising (including text, graphic or audiovisual features of icons, banners or frames) which bear the name or identification of ALERE or of any Related Party of ALERE.

     "ALERE Systems" means any computer, software, hardware, telecommunications, telephone, voice or data systems utilized by ALERE or one of its Contractors in the performance of the Services, exclusive of the Tufts Systems.

     "Annual Plan" has the meaning ascribed to it in Section 5.2.

     "Authorizations" has the meaning ascribed to it in Section 8.2.

     "Authorized Contractor" means any vendor engaged by the Subcontractor whose subcontract with Subcontractor satisfies all applicable obligations of this DMSA.

     "Bankruptcy Code" means Title 11 of the United States Code.

     "Bankruptcy Event" with respect to a Person means: (i) a proceeding or case has been commenced against a Person, without the application or consent of such Person, in any court of competent jurisdiction, seeking (a) such Person's liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (b) a petition commencing a case under the Bankruptcy Code (as now or hereafter in effect), (c) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or of all or any substantial part of any of its assets or (d) similar relief in respect of the bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, Judgment, or decree approving or ordering any of the foregoing; (ii) an order for relief against a Person shall be entered in an involuntary case under the Bankruptcy Code; (iii) a Person shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) make a general assignment for the benefit of its creditors, (c) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (d) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, (e) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code (as now or hereafter in effect); or (f) a Person taking any corporate, partnership or other entity action for the purpose of effecting any of the foregoing.

     "Business Associate Agreement" means the Business Associate Addendum entered into between Subcontractor and ALERE, which is attached to this DMSA as EXHIBIT C and any subsequent versions of the Business Associate Addendum as ALERE shall adopt for use.

     "Business Cessation Event" with respect to either a Person means that (i) such Person dissolves its corporate, partnership or other entity structure, winds up its business affairs or ceases to do business for any other reason, except pursuant to a (i) sale and acquisition of all or substantially all of such Person's business or assets, or (ii) reorganization, merger or similar transaction in which its business is continued by another Person that is competent to carry on such business, or
     (ii) such Person has taken any official corporate, partnership or other entity action for the purpose of effecting any of the foregoing.

     "Change of Control" with respect to Subcontractor means either (i) a sale or disposition of all or substantially all of the assets of the Subcontractor, (ii) a sale of 50% or more of the voting capital stock of the Subcontractor, or (iii) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which excess of 50% of the Subcontractor's outstanding voting power is transferred.

     "Change Order Proposal" has the meaning ascribed to it in Section 10.

     "Claim" means any claim, legal or equitable cause of action, suit, litigation, proceeding (including a regulatory or administrative proceeding), grievance, complaint, demand, charge, investigation, audit, arbitration (or demand therefore), mediation or other process for settling disputes or disagreements, including, without limitation, any of the foregoing processes or procedures in which injunctive or equitable relief is sought.

     "CMS" means the United States Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration ("HCFA").

     "Commercial Plan" means a commercial prepaid Health Plan.

     "Compensation Records" has the meaning ascribed to it in Section 2.10.

     "Confidential Information" has the meaning ascribed to it in Section 11.2.

     "Contractor" means any individual or other Person who or which performs, on behalf of Subcontractor or ALERE, any Services contemplated by this DMSA (including a leased employee) other than an individual who is an employee.

     "Default(ing)" has the meaning ascribed to it in Section 13.2.1.

     "Deliverables" mean and include (i) any tangible materials, products or reports to be furnished or delivered by Subcontractor to ALERE or any other Person as a result of or as an embodiment of any of the Services to be furnished pursuant to this Agreement or any SOW, and (ii) any severable part of any of the items referenced in the foregoing clause (i).

      "Developments" means and includes all developments, inventions, concepts, plans, techniques, designs, models, literary works, works of authorship (including, but not limited to, training materials, curricula scripts, reports and computer screens), processes, methodologies, discoveries, formulae, contributions, findings or improvements, technology, computer software applications, programs, interfaces, systems and databases (including with respect to any of the foregoing any source codes or object codes relating thereto) and voice or data recordings which are made, created, authored, conceived, developed, prepared, irrespective of whether new, useful, patentable or protectable under statutory or common law.

     "Disclosing Party" has the meaning in Section 11.1.

     "Disease Management Services" has the meaning in Section 1.1.1.

      "Effective Date" means _________________.

     "Expenses" mean any and all costs, expenses and fees, including costs of settlement, attorneys' fees, accounting fees, expert costs and fees and witness fees incurred in connection with Claims which are the subject of indemnification or reimbursement under this DMSA or Losses or Judgments arising from such Claims.

     "Force Majeure Event" has the meaning ascribed to it in Section 17.

     "GLB" means the U.S. Gramm-Leach-Bliley Act and the rules and regulations from time to time promulgated thereunder.

     "Governmental Authority" means the Federal government, any state, county, municipal, local or foreign government or any governmental department, political subdivision, agency, bureau, commission, authority, body or instrumentality or court, including, but not limited to, CMS and any department, division, agency or insurance commissioner that regulates the activities or operations of the Parties, Tufts or the Medicare Health Plans.

     "HCFA Internet Security Policy" means the HCFA Internet Security Policy issued by CMS (then the Health Care Financing Administration) on November 24, 1998, as the same from time to time may be amended, replaced or codified.

     "Health Plan(s)" mean and include one or more of the Commercial or Medicare Health Plans underwritten, offered, sold, administered, arranged or managed by a Tufts Affiliate.

     "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as may be amended, modified, revised or replaced or interpreted by any Governmental Authority or court.

     "HIPAA Regulations" means the rules and regulations adopted by the U.S. Department of Health and Human Services pursuant to HIPAA, including without limitation (i) the Standards for Privacy of Individually Identifiable Health Information set forth at 45 C.F.R. Parts 160 and 164 (subparts A and E), (ii) the Security Standards for the Protection of Electronic Protected Health Information, 45 C.F.R. parts 160 and 164 (subparts A and C), (iii) the Standards for Electronic Transactions and Code Sets, 45 C.F.R. parts 160 and 162 and (iv) any amendments, modifications, revisions or replacements or interpretations of the regulations identified in the foregoing clauses (i), (ii) or (iii) by any Governmental Authority or court.

     "Implementation Services" has the meaning ascribed to it in Section 2.2.2.

     "Indemnified Party" has the meaning ascribed to it in Section 14.4.1.

     "Indemnifying Party" has the meaning ascribed to it in Section 14.4.1.

     "Initial Term" has the meaning ascribed to it in Section 13.1.

     "Intellectual Property" or "Intellectual Property Rights" means any patent, invention, discovery, know-how, moral, technology, software, copyright, trade secret, trademark, confidentiality, proprietary, privacy, intellectual property or similar rights (including rights in applications, registrations, filings and renewals thereof) which are now or hereafter protected or legally enforceable under state or Federal common laws or statutory laws of the United States or under laws of foreign jurisdictions.

     "IT Development Work" means any software programming and any software development, design, configuration, adaptation, integration or installation of computer hardware, software (including, applications, programs, interfaces, operating systems, databases and the source codes and object codes relating to the foregoing), telecommunications or data communications infrastructure or systems and other technology products or systems which, in the case of any of the foregoing, is developed, created or performed by a Party, alone or jointly with its Contractors, whether (i) as any part of any Implementation Services or other Services to performed pursuant to a SOW or (ii) on or for the Party's systems.

     "Judgments" mean any judgments, writs, orders, injunctions or other orders for equitable relief, awards or decrees of or by any court, judge, justice or magistrate, including any bankruptcy court or judge, and any binding arbitration award and any order of or by any Governmental Authority.

      "Laws and Regulations" means any and all common law and any and all state, Federal or local statutes, ordinances, codes, rules, regulations, restrictions, orders, procedures, standards, directives, guidelines, policies or requirements enacted, adopted, promulgated, applied, followed or imposed by any Governmental Authority or court, including, but not limited to, HIPAA and the HIPAA Regulations and policies, guidelines and manuals adopted by CMS.

     "Losses" mean and include any losses, damages of any kind or nature, assessments, fines, penalties, deficiencies, interest, payments, expenses, costs, debts, obligations, liabilities, liens or Judgments that are sustained, incurred or accrued.

     "Medicare Advantage Plan" shall mean a Medicare managed care plan authorized by current or future Federal laws and/or administered by CMS or any successor Governmental Authority, formerly known as Medicare+Choice plans.

     "Medicare Health Plan(s)" mean and include one or more of the Medicare Advantage Plans, exclusive of, for the purposes of this Agreement, a stand-alone prescription drug only plan offered under Medicare Part D.

     "Member" means an individual subscriber or dependent of such subscriber who is enrolled in a Commercial or Medicare Health Plan offered, arranged, administered, underwritten or provided by Tufts.

     "Notice of Direct Claim" has the meaning ascribed to it in Section 14.5.

     "Notice of Indemnity Claim" has the meaning ascribed to it in Section
     14.4.1.

     "Operational and System Readiness" with respect to the provision of Services under any SOW means that Subcontractor, at a minimum (i) possesses IT, voice and data systems and operational processes and protocols that are adequate, appropriate and necessary to perform the Services in an orderly, efficient and professional manner and otherwise in accordance with this DMSA and such SOW; (ii) has developed the necessary software interfaces or procedures to communicate securely with the ALERE Systems and Tufts Systems and to support the exchange of data (including Tufts Data) between Tufts, ALERE and Subcontractor in accordance with HIPAA and the HIPAA Regulations, the HCFA Internet Security Policy, other applicable Laws and Regulations and any other applicable provisions of this DMSA; and (iii) has completed training of adequate and appropriate professional personnel to provide all Services contemplated by such SOW in accordance with the requirements of this DMSA.

     "Tufts" means Tufts Health Plan and its subsidiaries, parents and other Affiliates.

     "Tufts Affiliate" means any current or future Affiliate of Tufts.

     "Tufts Data" means and includes (i) all data and information submitted or transmitted to Subcontractor by Tufts, Members, intermediaries or other Third Parties in respect of Members (including, without limitation, patient-identifiable information, other medical data and PHI), (ii) all data, records, reports and information generated, created or developed by Subcontractor or its contractors in course of performing the Services,
     (iii) all data, records and information generated from Tuft's respective businesses and operations, including, without limitation, contact, personal and other information pertaining to Tuft's past, present or prospective Members, customers, providers, employees and representatives, (iv) all information pertaining to the Health Plans or any other health care or consumer programs, services or products marketed, offered or underwritten by Tufts, including, without limitation, information pertaining to staffing, policies and procedures, internal methods and systems, operational protocols, benefit plan or program designs, reimbursement amounts paid to Tufts by or on behalf of Members, rates and compensation paid by Tufts to providers or suppliers of health care or consumer services, products or devices, any other historical or prospective cost and expense data pertaining to Tufts, (v) any documentation describing, evidencing, marketing or promoting the health plan or consumer products, services or programs of Tufts, including, but not limited to, subscriber materials, enrollment forms, evidences of coverage, evidences of benefits, handbooks, identification cards and benefit materials or program descriptions of any kind, and any other Tufts Content, (vi) any data, information, records or documentation generated by Subcontractor or its personnel or Contractors during the course of performing any Services or pursuant to any SOW or this DMSA or pursuant to any other arrangement with ALERE on behalf of Tufts, (vii) any trade secrets or secret business processes or methods of Tufts, (viii) Tuft's software and any tangible or readable embodiments of such software, (ix) any and all toll free inbound telephone numbers used or established to provide Services under this DMSA or other telephone numbers controlled by Tufts and (x) in the case of any of the matters referenced in any of the foregoing clauses (i) through (ix), data, records or information occurring in any form whatsoever, including, but not limited to, written, graphic, electronic, visual or fixed in any tangible medium of expression.

      "Tufts Marks" means any service marks, trademarks, trade names, domain names, URLs, logos, icons, slogans, words or phrases and advertising (including text, graphic or audiovisual features of icons, banners or frames) which bear the name or identification of Tufts, any Related Party of Tufts other than ALERE, Subcontractor or any Medicare Health Plans, other health plans, products, devices or services offered, sold or marketed by Tufts or its Related Parties other than ALERE or Subcontractor, including, but not limited to, Tufts(R), Secure Horizons(R), Secure Horizons(R) Secure Gold and Secure Touch.

     "Party" or "Parties" means one or both of Subcontractor and ALERE.

     "Payment Default" has the meaning in Section 13.2.2.

     "Person" means any individual, trustee, corporation, general or limited partnership, limited liability company or partnership, joint venture, joint stock company, bank, firm, Governmental Authority, trust, association, organization or unincorporated entity of any kind.

     "PHI" or "Protected Health Information," means, as defined at 45 C.F.R.
     Section 164.501, information which (i) relates to the past, present or future physical or mental health or condition of an individual, the provision of health care to an individual, or the past, present of future payment for the provision of health care to an individual, and (ii) with respect to which there is a reasonable basis to believe the information can be used to identify the individual; and will have the meaning under 45 C.F.R. Section 164.501 as such section from time to time may be amended, modified, revised or replaced or interpreted by any Governmental Authority or court.

     "Performance Targets" means the utilization rates in medical expense including as appropriate inpatient hospital stays, outpatient hospital services, professional services and/or other healthcare services as set forth in the applicable SOW to be achieved as a result of the Disease Management Services being performed under a particular SOW, in accordance with such SOW or an Annual Plan established with respect thereto.

     "Pre-Existing Intellectual Property Right" means any software, software systems, Inventions, discoveries, technology or other Intellectual Property Rights owned or claimed to be owned by Subcontractor or ALERE any Third Party or any Subcontractor or ALERE Independent Materials owned or claimed to be owned by Subcontractor, ALERE or any Third Party.

     "Privacy Laws" has the meaning ascribed to it in Section 11.3.

     "Receiving Party" has the meaning in Section 11.1.

     "Regulated Activities" has the meaning ascribed to it in Section 2.3.2.

     "Related Party" means a customer (including a Member) strategic partner, vendor, supplier, health care provider, service provider, investor, Affiliate, business partner or other contractor of Subcontractor or ALERE, as the case may be. For the purposes of this Agreement, ALERE shall not be considered a Related Party of Subcontractor and Subcontractor shall not be considered a Related Party of ALERE.

     "Renewal Term" has the meaning ascribed to it in Section 13.1.

     "Responsible Party" has the meaning ascribed to it in Section 14.5.

     "Service Fees" or "Fees" means the baseline service fees or other compensation payable to Subcontractor by ALERE under a SOW for the provision of Disease Management Services to Tufts or its Members. On the Effective Date, the Services Fees under applicable SOWs are typically determined on a per Member per month (PMPM) basis, a per enrolled Member per month basis (PEMPM) or a case rate basis

     "Service Level Standards" shall mean all requirements set forth in this Agreement and/or any SOW relating to the quality, timing, personnel, procedures, practices, methodologies and other aspects of Subcontractor's provision of the Services under this Agreement and/or such SOW.

     "Service Locations" has the meaning ascribed to it in Section 4.1.

     "Services" means those Disease Management Services to be furnished or arranged by Subcontractor pursuant to this Agreement and any other disease management, staffing, resources, support, services, responsibilities, tasks or Deliverables that are required to be furnished or performed by Subcontractor to ALERE on behalf of, Tufts under this DMSA or one or more SOWs issued under this DMSA.

     "Statement of Work" or "SOW" has the meaning ascribed to it in Section
     1.1.1.

     "SOW Effective Date" shall mean the date set forth in each SOW on which such SOW shall be effective.

     "Subcontractor Account Executive" has the meaning ascribed to it in Section 2.8.

     "Subcontractor Content" means any text, graphics, photographs, video, audio and/or other data or information, including any advertisements, which display any of the Subcontractor Marks (and none of the Subcontractor Marks) or which is used by Subcontractor or any Related Party of Subcontractor, including, without limitation, any marketing, promotional or descriptive materials of Subcontractor's products, devices or services. The content of any Subcontractor Developed Materials also shall constitute Subcontractor Content.

     "Subcontractor Data" means and includes (i) all data, records, reports and information generated, created or developed by Subcontractor or its contractors in the performance or arrangement of Disease Management Services for clients other than Tufts; (ii) all data, records and information generated from Subcontractor's respective businesses and operations other than the performance of this Agreement, including, without limitation, contact, personal and other information pertaining to Subcontractor's past, present or prospective customers (other than Tufts), employees and representatives, (iii) all information pertaining to the programs, services or products marketed or offered by Subcontractor in general (but exclusive of particular Disease Management Services designed or tailored for Tufts), including, without limitation, information pertaining to staffing, policies and procedures, internal methods and systems operational protocols of Subcontractor that have not been developed for Tufts or exclusively or primarily for use in connection with the Services being furnished to Tufts, and information pertaining to amounts paid to Subcontractor by its customers other than Tufts, , (iv) any documentation describing, evidencing, marketing or promoting the products, services or programs of Subcontractor generally, exclusive of any such documentation for Disease Management Services designed exclusively or primarily for Tufts, (v) any trade secrets or secret business processes or methods of Subcontractor, (vi) Subcontractor's software and any tangible or readable embodiments of such software, (vii) any toll free inbound telephone numbers used or established to provide Services under this DMSA or other telephone numbers controlled by Subcontractor, and (viii) in the case of any of the matters referenced in any of the foregoing clauses (i) through (vii), data, records or information occurring in any form whatsoever, including, but not limited to, written, graphic, electronic, visual or fixed in any tangible medium of expression. Notwithstanding the foregoing, Subcontractor Data shall not include any Tufts Data or ALERE Data.

      "Subcontractor Developed Materials" mean and include any Development which is made, created, authored, conceived or developed by Subcontractor alone or jointly with others for or in connection with Subcontractor's business, services or operations.

     "Subcontractor Indemnitees" has the meaning ascribed to it in Section 14.3.

      "Subcontractor Marks" means any service marks, trademarks, trade names, domain names, URLs, logos, icons, slogans, words or phrases and advertising (including text, graphic or audiovisual features of icons, banners or frames) which bear the name or identification of Subcontractor or of any Related Party of Subcontractor.

     "Subcontractor Systems" means any computer, software, hardware, telecommunications, telephone, voice or data systems utilized by Subcontractor or one of its Contractors in the performance of the Services.

     "Taxes" means all sales, use, transfer, ad valorem, gross receipts, or excise taxes and any other similar taxes, fees, duties or imposts plus any interest and penalties imposed thereon and all expenses (including attorney, accountant and expert fees) incurred by a Party in connection with the payment or settlement of or defense against any claim for such taxes.

     "Term" means the Initial Term of this DMSA and/or any Renewal Term hereof.

     "Third Party" means any Person other than Subcontractor or ALERE.

     "Third Party Claim" has the meaning ascribed to it in Section 14.4.1.

     "Transition Assistance Period" has the meaning ascribed to it in Section 13.4.

     "Transition Assistance Services" has the meaning ascribed to it in Section 13.4.

                                    EXHIBIT B

                                  OPM AGREEMENT

     The following provisions are incorporated by reference into the Agreement. Any capitalized terms used in this Exhibit B shall have the meaning ascribed to such term in the Federal Employees Health Benefit Program Standard Contract for Community-Rated Health Maintenance Organization Carriers for contract year 2002 (the "FEHBP Contract").

1.   FEHBP Contract Section 1.10:

     NOTICE OF SIGNIFICANT EVENTS

(a) The Carrier agrees to notify the Contracting Officer of any Significant Event within ten (10) working days after Carrier becomes aware of it. As used in this section, Significant Event is any occurrence that might reasonably be expected to have a material effect upon Carrier's ability to meet its obligations under this contract, including, but not limited to, any of the following:

(1)  Disposal of major assets;

(2)  Loss of 15% or more of Carrier's overall membership;

(3) Termination or modification of any contract or subcontract if such termination or modification might have a material effect on Carrier's obligations under this contract;

(4)  Addition or termination of provider agreements;

(5)  Any changes in underwriters, reinsurers or participating plans;

(6) The imposition of, or notice of the intent to impose, a receivership, conservatorship, or special regulatory monitoring;

(7) The withdrawal of, or notice of intent to withdraw State licensing, HHS qualification, or any other status under Federal or State law;

(8)  Default on a loan or other financial obligation;

(9) Any actual or potential labor dispute that delays or threatens to delay timely performance or substantially impairs the functioning of the Carrier's facilities or facilities used by the Carrier in the performance of the contract;

(10) Any change in its charter, constitution, or by-laws which affects any provision of this contract or the Carrier's participation in the Federal Employees Health Benefits Program;

(11) Any significant changes in policies and procedures or interpretations of the contract or brochure which would affect the benefits available under the contract or the costs charged to the contract;

(12) Any fraud, embezzlement or misappropriation of FEHB funds; or

(13) Any written exceptions, reservations or qualifications expressed by the independent accounting firm (which ascribes to the standards of the American Institute of Certified Public Accountants) contracted with by the Carrier to provide an opinion on its annual financial statements.

(b) Upon learning of a Significant Event OPM may institute action, in proportion to the seriousness of the event, to protect the interest of Members, including, but not limited to--

(1)  Directing The Carrier to take corrective action;

(2)  Suspending new enrollments under this contract;

(3) Advising Enrollees of the Significant Event and providing them an opportunity to transfer to another plan;

(4) Withholding payment of subscription income or restricting access to The Carrier's Letter of Credit account;

(5) Terminating the enrollment of those Enrollees who, in the judgment of OPM, would be adversely affected by the Significant Event; or

(6) Terminating this contract pursuant to Section 1.15 of the contract between Tufts and OPM, RENEWAL AND WITHDRAWAL OF APPROVAL.

(c) Prior to taking action as described in paragraph (b) of this clause, the OPM will notify The Carrier and offer an opportunity to respond.

(d) The Carrier shall insert this clause in any subcontract or subcontract modification if both the amount of the subcontract (or in the case of a community-rated carrier, applicable to the FEHBP) exceeds $100,000 and the amount of the subcontract or modification to be charged to the FEHBP (or in the case of a community-rated carrier, applicable to the FEHBP) exceeds 25 percent of the total cost of the subcontract or modification. If The Carrier is an HMO, it shall also insert this clause in all provider agreements over $25,000. If The Carrier is not an HMO, it shall also insert this clause in the contract with its underwriter, if any. The Carrier shall substitute an appropriate reference for the term "Carrier".

2.   FEHBP Contract Section 1.11

     FEHB INSPECTION

(a) The Government or its agent has the right to inspect and evaluate the work performed or being performed under the contract, and the premises where the work is being performed, at all reasonable times and in a manner that will not unduly delay the work. If the Government or its agent performs inspection or evaluation on the premises of the Carrier or a subcontractor, The Carrier shall furnish and require the subcontractor to furnish all reasonable facilities and assistance for the same and convenient performance of these duties.

(b) The Carrier shall insert this clause in all subcontracts for underwriting and administrative services and shall substitute an appropriate reference for the term "Carrier".

3.   FEHBP Contract Section 1.14

     MISLEADING, DECEPTIVE OR UNFAIR ADVERTISING

(a) The Carrier agrees that any advertising material, including that labeled promotional material, marketing material, or supplemental literature, shall be truthful and not misleading.

(b) Criteria to assess compliance with paragraph (a) of this clause are available in the FEHB Supplemental Literature Guidelines which are developed by OPM and should be used, along with the additional guidelines set forth in FEHBAR 1603.702, as the primary guide in preparing material; further guidance is provided in the NAIC ADVERTISEMENTS OF ACCIDENT AND SICKNESS INSURANCE MODEL REGULATION. The guidelines contained in this document are available at WWW.NAIC.ORG under "Model Laws, Regulations, and White Papers".

(c) Failure to conform to paragraph (a) of this clause may result in a reduction in the service charge, if appropriate, and corrective action to protect the interest of Federal Members. Corrective action will be appropriate to the circumstances and may include, but is not limited to the following actions by OPM:

(1) Directing the Carrier to cease and desist distribution, publication, or broadcast of the material;

(2) Directing the Carrier to issue corrections at the Carrier's expense and in the same manner and media as the original material was made; and

(3) Directing the Carrier to provide, at the Carrier's expense, the correction in writing by certified mail to all enrollees of the Plan(s) that had been the subject of the original material.

(d)  Egregious or repeated offenses may result in the following action by OPM:

(1)  Suspending new enrollments in Carrier's Plan(s);

(2)  Providing Enrollees a opportunity to transfer to another plan; and

(3) Terminating the contract in accordance with Section 1.15 of the Tufts/OPM contract, RENEWAL AND WITHDRAWAL OF APPROVAL.

(e) Prior to taking action as described in paragraph (c) and (d) of this clause, the OPM will notify Carrier and offer an opportunity to respond.

(f) Carrier shall incorporate this clause in subcontracts with its underwriter, if any, and other subcontractors directly involved in the preparation or distribution of such advertising material and shall substitute an appropriate reference for the term "Carrier".

4.   FEBHP Contract Section 5.5

     ANTI-KICKBACK PROCEDURES

(a)  Definitions.

     "Kickback", as used in this clause, means any money, fee, commission, credit, gift, gratuity, thing of value, or compensation of any kind which is provided, directly or indirectly, to Carrier, Carrier employee, subcontractor, or subcontractor employee for the purpose of improperly obtaining or rewarding favorable treatment in connection with a prime contract or in connection with a subcontract relating to a prime contract.

     "Person", as used in this clause, means a corporation, partnership, business association of any kind, trust, joint-stock company, or individual.

     "Prime contract", as used in this clause, means a contract or contractual action entered into by the United States for the purpose of obtaining supplies, materials, equipment, or services of any kind.

     "Prime Contractor", as used in this clause, means a person who has entered into a prime contract with the United States.

     "Prime Contractor employee", as used in this clause, means any officer, partner, employee, or agent of a prime Contractor.

     "Subcontract", as used in this clause, means a contract or contractual action entered into by a Prime Contractor or a subcontractor for the purpose of obtaining supplies, materials, equipment, or services of any kind under a prime contract.

     "Subcontractor", as used in this clause, (1) means any person, other than the Prime Contractor, who offers to furnish or furnishes any supplies, materials, equipment, or services of any kind under a prime contract or a subcontract entered into in connection with such prime contract, and (2) includes any person who offers to furnish or furnishes general supplies to Prime Contractor or a higher tier subcontractor.

     "Subcontractor employee", as used in this clause, means any officer, partner, employee, or agent of a subcontractor.

(b) The Anti-Kickback Act of 1986 (41 U.S.C. 51-58) (the Act), prohibits any person from --

(1)  Providing or attempting to provide or offering to provide any kickback;

(2)  Soliciting, accepting, or attempting to accept any kickback; or

(3) Including, directly or indirectly, the amount of any kickback in the contract price charged by the Prime Contractor to the United States or in the contract price charged by a subcontractor to a Prime Contractor for higher tier subcontractor.

(c)

(1) The Prime Contractor shall have in place and follow reasonable procedures designed to prevent and detect possible violations described in paragraph
     (b) of this clause in its own operations and direct business relationships.

(2) When the Prime Contractor has reasonable grounds to believe that a violation described in paragraph (b) of this clause may have occurred, the Contractor shall promptly report in writing the possible violation. Such reports shall be made to the inspector general of the contracting agency; the head of the contracting agency if the agency does not have an inspector general, or the Department of Justice.

(3) The Prime Contractor shall cooperate fully with any Federal agency investigating a possible violation described in paragraph (b) of this clause.

(4) The Contracting Officer may (i) offset the amount of the kickback against any monies owed by the United States under the prime contract and/or (ii) direct that the Prime Contractor withhold, from sums owed a subcontractor under the prime contract, the amount of any kickback. the Contracting Officer may order the monies withheld under subdivision (c)(4)(i) of this clause. In either case, the Prime Contractor shall notify the Contracting Officer when the monies are withheld.

(5) The Prime Contractor agrees to incorporate the substance of this clause, including this subparagraph (c)(5) but excepting subparagraph (c)(1), in all subcontracts under this contract which exceed $100,000.

5.   FEHBP Contract Section 5.7

     AUDIT AND RECORDS-NEGOTIATION

(a) As used in this clause, "records" includes books, documents, accounting procedures and practices, and other data, regardless of type and regardless of whether such items are in written form, in the form of computer data, or in any other form.

(b) EXAMINATION OF COSTS. If this is a cost-reimbursement, incentive, time-and-materials, labor-hour, or price redeterminable contract, or any combination of these, Carrier shall maintain and the Contracting Officer, or an authorized representative of the Contracting Officer, shall have the right to examine and audit all records and other evidence sufficient to reflect properly all costs claimed to have been incurred or anticipated to be incurred directly or indirectly in performance of this contract. This right of examination shall include inspection at all reasonable times of Carrier's plants, or parts of them, engaged in performing the contract.

(c) COST OR PRICING DATA. If Carrier has been required to submit cost or pricing data in connection with any pricing action relating to this contract, the Contracting Officer, or an authorized representative of the Contracting Officer, in order to evaluate the accuracy, completeness, and currency of the cost or pricing data, shall have the right to examine and audit all of Carrier's records, including computations and projections, related to--

(1)  The proposal for the contract, subcontract, or modification;

(2) The discussions conducted on the proposal(s), including those related to negotiating;

(3)  Pricing of the contract, subcontract, or modification; or

(4)  Performance of the contract, subcontract or modification.

(d) COMPTROLLER GENERAL - (1) The Comptroller General of the United States, or an authorized representative, shall have access to and the right to examine any of Carrier's directly pertinent records involving transactions related to this contract or a subcontract hereunder.

(1) This paragraph may not be construed to require Carrier or a subcontractor to create or maintain any record that Carrier or a subcontractor of Carrier does not maintain in the ordinary course of business or pursuant to a provision of law.

(e) REPORTS. If Carrier is required to furnish cost, funding, or performance reports, the Contracting Officer or an authorized representative of the Contracting Officer shall have the right to examine and audit the supporting records and materials, for the purpose of evaluating (1) the effectiveness of Carrier's policies and procedures to produce data compatible with the objectives of these reports and (2) the data reported.

(f) AVAILABILITY. Carrier shall make available at its office at all reasonable times the records, materials, and other evidence described in paragraph
     (a), (b), (c), (d), and (e) of this clause, for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in Subpart 4.7, Contractor Records Retention, of the Federal Acquisition Regulation (FAR), or for any longer period required by statute or by other clauses of this contract. In addition--(1) If this contract is completely or partially terminated, Carrier shall make available the records relating to the work terminated until 3 years after any resulting final termination settlement; and (2) Carrier shall make available records relating to appeals under the Disputes clause or to litigation or the settlement of claims arising under or relating to this contract until such appeals, litigation, or claims are finally resolved.

(g) Carrier shall insert a clause containing all the terms of this clause, including this paragraph (g), in all subcontracts under this contract that exceed the simplified acquisition threshold and--

(1) That are cost-reimbursement, incentive, time-and-materials, labor-hour, or price-redeterminable type or any combination of these;

(2)  For which cost or pricing data are required; or

(3)  That require the subcontractor to furnish reports as discussed in paragraph
     (e) of this clause.

     The clause may be altered only as necessary to identify properly the contracting parties and the Contracting Officer under the Government prime contract.

6.   FEHBP Contract Section 5.18:

     CONTRACT WORK HOURS AND SAFETY STANDARDS ACT - OVERTIME COMPENSATION

(a) OVERTIME REQUIREMENTS. No Contractor or any subcontractor employing laborers or mechanics (see Federal Acquisition Regulation 22.300) shall require or permit them to work over 40 hours in any workweek unless they are paid at least 1 and 1/2 times the basic rate of pay for reach hour worked over 40 hours.

(b) VIOLATION: LIABILITY FOR UNPAID WAGES; LIQUIDATED DAMAGES. The responsible Contractor and subcontractor are liable for unpaid wages if they violate the terms in paragraph (a) of this clause. In addition, the Contractor and subcontractor are liable for unpaid wages if they violate the terms in paragraph (a) of this clause. In addition, the Contractor and subcontractor are liable for liquidated damages payable to the Government. The Contracting Officer will assess liquidated damages at the rate of $10 per affected employee for each calendar day on which the employer required or permitted the employee to work in excess of the standard workweek of 40 hours without paying overtime wages required by the Contract Work Hours and Safety Standards Act.

(c) WITHHOLDING FOR UNPAID WAGES AND LIQUIDATED DAMAGES. The Contracting Officer will withhold from payments due under the contract sufficient funds required to satisfy Contractor or subcontractor liabilities for unpaid wages and liquidated damages. If amounts withheld under the contract are insufficient to satisfy Contractor's or subcontractor liabilities, the Contracting Officer will withhold payments from other Federal or Federally assisted contracts held by the same Contractor that are subject to the Contract Work Hours and Safety Standards Act.

(d) Payrolls and basic records. (1) The Contractor and its subcontractors shall maintain payrolls and basic payroll records for all laborers and mechanics working on the contract during the contract and shall make them available to the Government until 3 years after contract completion. The records shall contain the name and address of each employee, social security number, labor classifications, hourly rates of wages paid, daily and weekly number of hours worked, deductions made, and actual wages paid. The records need not duplicate those required for construction work by Department of Labor regulations at 29 CFR 5.5(a)(3) implementing the Davis-Bacon Act.

(e) The Contractor and its subcontractors shall allow authorized representatives of the Contracting Officer or the Department of Labor to inspect, copy, or transcribe records maintained under paragraph (d)(1) of this clause. The Contractor or subcontractor also shall allow authorized representatives of the Contracting Officer or Department of Labor to interview employees in the workplace during working hours.

(f) Subcontracts. The Contractor and its subcontractors shall insert the provisions set forth in paragraph (a) through (d) of this clause in subcontracts exceeding $100,000 and require subcontractors to include these provisions in any lower-tier subcontracts. The Contractor shall be responsible for compliance by any subcontractor or lower-tier subcontractor with the provisions set forth in paragraph (a) through (d) of this clause.

7.   FEHBP Contract Section 5.22

     AFFIRMATIVE ACTON FOR DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA

(a)  Definitions as used in this clause-

     "All employment openings" includes all positions except executive and top management, those positions that will be filled from within the contractor's organization, and positions lasting 3 days or less. This term includes full-time employment, temporary employment of more than 3 days' duration, and part-time employment.

     "Appropriate office of the State employment service system", means the local office of the Federal-State national system of public employment offices with assigned responsibility to serve the area where the employment opening is to be filled, including the District of Columbia, Guam, the Commonwealth of Puerto Rico, and the Virgin Islands.

     "Positions that will be filled from within the Contractor's organization" means employment openings for which no consideration will be given to persons outside the Contractor's organization (including any affiliates, subsidiaries, and parent companies) and includes any openings that the Contractor proposes to fill from regularly established "recall" lists. The exception does not apply to a particular opening once an employer decides to consider applicants outside of its organization.

     "Veteran of the Vietnam era" means a person who-

(1) Served on active duty for a period of more than 180 days, any part of which occurred between August 5, 1964, and May 7, 1975, and was discharged or released therefrom with other than a dishonorable discharge; or

(2) Was discharged or released from active duty for a service-connected disability if any part of such active duty was performed between August 5, 1964 and May 7, 1975.

(b) GENERAL. (1) Regarding any position for which the employee or applicant for employment is qualified, the Contractor shall not discriminate against the individual because the individual is a disabled veteran or a veteran of the Vietnam Era. The Contractor agrees to take affirmative action to employ, advance in employment, and otherwise treat qualified disabled veterans and veterans of the Vietnam Era without discrimination based upon their disability or veterans' status in all employment practices such as

(i)     Employment;

(ii)    Upgrading;

(iii)   Demotion or transfer;

(iv)    Recruitment;

(v)     Advertising;

(vi)    Layoff or termination;

(vii)   Rates of pay or other forms of compensation; and

(viii)  Selection for training, including apprenticeship.

(2) The Contractor agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor (Secretary) issued under the Vietnam Era Veterans' Readjustment Assistance Act of 1972 (the Act), as amended.

(c) LISTING OPENINGS. (1) Carrier agrees to list all employment openings existing at contract award or occurring during contract performance, at an appropriate office of the State employment service system in the locality where the opening occurs. These openings include those occurring at any Contractor facility, including one not connected with performing this contract. An independent corporate affiliate is exempt from this requirement.

(1) State and local government agencies holding Federal contracts of $10,000 or more shall also list all employment openings with the appropriate office of the State employment service.

(2) The listing of employment openings with the State employment service system is required at least concurrently with using any other recruitment source or effort and involves the obligations of placing a bona fide job order, including accepting referrals of veterans and non-veterans. This listing does not require hiring any particular job applicant or hiring from any particular group of job applicants and is not intended to relieve Contractor from any requirements of Executive orders or regulations concerning nondiscrimination in employment.

(3) Whenever Contractor becomes contractually bound to the listing terms of this clause, it shall advise the State employment service system, in each State where it has establishments of the name and location of each hiring location in the State. As long as Contractor is contractually bound to these terms and has so advised the State system, it need not advise the State system of subsequent contracts. Contractor may advise the State system when it is no longer bound by this contract clause.


(d) APPLICABILITY. This clause does not apply to the listing of employment openings that occur and are filled outside the 50 States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, and the Virgin Islands.

(e) POSTINGS. (1) Contractor agrees to post employment notices stating (i) Contractor's obligation under the law to take affirmative action to employ and advance in employment qualified disabled veterans and veterans of the Vietnam era, and (ii) the rights of applicants and employees.

(1) These notices shall be posted in conspicuous places that are available to employees and applicants for employment. They shall be in a form prescribed by the Deputy Assistant Secretary for Federal Contract Compliance Programs, Department of Labor (Deputy Assistant Secretary), and provided by or through the Contracting Officer.

(2) Contractor shall notify each labor union or representative of workers with which it has a collective bargaining agreement or other contract understanding, that the Contractor is bound by the terms of the Act, and is committed to take affirmative action to employ, and advance in employment, qualified disabled veterans and veterans of the Vietnam era.

(f) NONCOMPLIANCE. If the Contractor does not comply with the requirements of this clause, appropriate actions may be taken under the rules, regulations, and relevant orders of the Secretary issued pursuant to the Act.

(g) SUBCONTRACTS. The Contractor shall include the terms of this clause in every subcontract or purchase order of $10,000 or more unless exempted by rules, regulations, or orders of the Secretary. The Contractor shall act as specified by the Deputy Assistant Secretary to enforce the terms, including action for noncompliance.

8.   FEHBP Contract Section 5.23

         AFFIRMATIVE ACTION FOR WORKERS WITH DISABILITIES

(a)  General.

(1) Regarding any position for which the employee or applicant for employment is qualified, the Contractor shall not discriminate against any employee or applicant because of physical or mental disability. the Contractor agrees to take affirmative action to employ, advance in employment, and otherwise treat qualified individuals with disabilities without discrimination based upon their physical or mental disabilities in all employment practices such as -

(i)    Recruitment. Advertising, and job application procedures;

(ii) Hiring, upgrading, promotion, award of tenure, demotion, transfer, layoff, termination, right of return from layoff, and rehiring;

(iii) Rates of pay or any other form of compensation and changes in compensation;

(iv) Job assignments, job classifications, organizational structures, position descriptions, lines of progression, and seniority lists;

(v)    Leaves of absence, sick leave, or any other leave;

(vi) Fringe benefits available by virtue of employment, whether or not administered by the Contractor;

(vii) Selection and financial support for training, including apprenticeships, professional meetings, conferences , and other related activities, and selections for leaves of absence to pursue training;

(viii) Activities sponsored by the Contractor, including social or recreational programs; and

(ix)   Any other term, condition, or privilege of employment.

(2) The Contractor agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor (Secretary) issued under the Rehabilitation Act of 1973 (29 U.S.C. 793) (the Act), as amended.

(b)  POSTING.

(1) The Contractor agrees to post employment notices stating (i) the Contractor's obligation under the law to take affirmative action to employ and advance in employment qualified individuals with disabilities, and (ii) the rights of applicants and employees.

(2) These notices shall be posted in conspicuous places that are available to employees and applicants for employment. The Contractor shall ensure that applicants and employees with disabilities are informed of the contents of the notice (e.g., the Contractor may have the notice read to a visually disabled individual, or may lower the posted notice so that it might be read by a person in a wheelchair). The notices shall be in a form prescribed by the Deputy Assistant Secretary for Federal Contract Compliance of the U.S. Department of Labor (Deputy Assistant Secretary), and provided by or through the Contracting Officer.

(3) The Contractor shall notify each labor union or representative of workers with which it has a collective bargaining agreement or other contract understanding, that the Contractor is bound by the terms of Section 503 of the Act and is committed to take affirmative action to employ, and advance in employment, qualified individuals with disabilities.

(c) NONCOMPLIANCE. If the Contractor does not comply with the requirements of this clause, appropriate actions may be taken under the rules, regulations, and relevant orders of the Secretary issued pursuant to the Act.

(d) SUBCONTRACTS. The Contractor shall include the terms of this clause in every subcontract or purchase order of $10,000 or more unless exempted by rules, regulations, or orders of the Secretary. The Contractor shall act as specified by the Deputy Assistant Secretary to enforce the terms, including action for noncompliance.

9.   FEHBP Contract Section 5.56

     AUTHORIZATION AND CONSENT

(a) The Government authorizes and consents to all use and manufacture, in performing this contract or any subcontract at any tier, of any invention described in or covered by a United States patent (1) embodied in the structure or composition of any article the delivery of which is accepted by the Government under this contract or (2) used in machinery, tools or methods whose use necessarily results from compliance by the Contractor for a subcontractor with (i) specifications or written provisions forming a part of this contract or (ii) specific written instructions given by the Contracting Officer directing the manner of performance. The entire liability to the Government for infringement of a patent of the United States shall be determined solely by the provisions of the indemnity clause, if any, included in this contract or subcontract hereunder (including any lower-tier subcontract), and the Government assumes liability for all other infringement to the extent of the authorization and consent hereinabove granted.

(b) Carrier agrees to include, and require inclusion of, this clause, suitably modified to identify the parties, in all subcontracts at any tier for supplies or services (including construction, architect-engineer services, and materials, supplies, models, samples, and design or testing services expected to exceed the simplified acquisition threshold); however, omission of this clause from any subcontract, including those at or below the simplified acquisition threshold, does not affect this authorization and consent.

10.  FEHBP Contract Section 5.57

     NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT

(a) The Contractor shall report to the Contracting Officer, promptly and in reasonable written detail, each notice or claim of patent or copyright infringement based on the performance of this contract of which the Contractor has knowledge.

(b) In the event of any claim or suit against the Government on account of any alleged patent or copyright infringement arising out of the performance of this contract or out of the use of any supplies furnished or work or services performed under this contract, the Contractor shall furnish to the Government, when requested by the Contracting Officer, all evidence and information in possession of the Contractor pertaining to such suit or claim. Such evidence and information shall be furnished at the expense of the Government except where the Contractor has agreed to indemnify the Government.

(c) The Contractor agrees to include, and require inclusion of, this clause, in all subcontracts at any tier for supplies or services (including construction and architect-engineer subcontracts and those for materials, supplies, models, samples, or design or testing services) expected to exceed the simplified acquisition threshold at FAR 2.101.

11.  FEHBP Contract Section 5.59

     PROHIBITION OF SEGREGATED FACILITIES

(a) "Segregated facilities", as used in this clause, means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees, that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, sex, or national origin because of written or oral policies or employee custom. The term does not include separate or single-user rest rooms or necessary dressing or sleeping areas provided to assure privacy between the sexes.

(b) The Contractor agrees that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained. The Contractor agrees that a breach of this clause is a violation of the Equal Opportunity clause in this contract.

(c) The Contractor shall include this clause in every subcontract and purchase order that is subject to the Equal Opportunity clause of this contract.

                                    EXHIBIT C

                          BUSINESS ASSOCIATION ADDENDUM

                           BUSINESS ASSOCIATE ADDENDUM

         This Business Associate Addendum ("Addendum") is entered into by and between Alere Medical, Inc. ("Alere"), acting as Tuft's general contractor for disease management services and Subcontractor ("Business Associate") and hereby supplements, amends, and is made a part of any and all HIPAA Related Agreements. The term "HIPAA Related Agreements" means any and all agreements (in effect as of the date of full execution of this Addendum ("Effective Date") or entered into any time thereafter) by and between Business Associate and Alere under which Business Associate has created or received and/or may create or receive Protected Health Information (as defined below) from or on behalf of Tufts either directly or indirectly through Alere.

                                    RECITALS

A. Alere and/or Business Associate are parties to the HIPAA Related Agreements pursuant to which Business Associate and/or Alere provide certain services to Tufts, and, in connection with those services, Tufts and/or Alere discloses to Business Associate certain protected health information as defined at 45 CFR ss. 160.103 (the "Protected Health Information") that is subject to protection under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA," found at Public Law 104-191), and certain regulations promulgated by the U.S. Department of Health and Human Services to implement certain provisions of HIPAA (the "HIPAA Privacy Rule," 45 CFR Part 160 and 45 CFR Part 164, subparts "A" and "E" and the "HIPAA Security Rule," 45 CFR Part 160 and 45 CFR Part 164, subparts "A" and "C," collectively, the "HIPAA Regulations").

B. Tufts is a "covered entity," as that term is defined in the HIPAA Privacy Rule. Business Associate, as recipient of Protected Health Information from Tufts under the HIPAA Related Agreements, is a "business associate" of Tufts, as that term is defined in the HIPAA Privacy Rule.

C. Pursuant to the HIPAA Privacy Rule, all business associates of Tufts, as a condition of doing business with Tufts, must agree in writing to certain mandatory provisions regarding, among other things, the use and disclosure of Protected Health Information. The parties agree that the obligations specified herein shall commence upon the Effective Date.

D. The purpose of this Addendum is to satisfy the requirements of the HIPAA Regulations.

         IN CONSIDERATION OF THE FOREGOING, and the mutual promises and covenants contain herein, the parties agree as follows:


                                    AGREEMENT

     1. DEFINITIONS. Unless otherwise provided in this Addendum, capitalized terms have the same meaning as set forth in the HIPAA Privacy Rule.

     2. APPLICABILITY. This Addendum shall be applicable to Protected Health Information (i) received by Business Associate from Tufts and/or Alere pursuant to the HIPAA Related Agreements or (ii) created or received by Business Associate on behalf of Tufts and/or Alere pursuant to the HIPAA Related Agreements.

     3. SCOPE OF USE OF PROTECTED HEALTH INFORMATION. Business Associate shall not use or disclose Protected Health Information for any purpose other than:

     (i) As permitted or required by the HIPAA Related Agreements (including this Addendum);
     (ii) to and/or at the direction of Tufts and Alere, as required to perform the HIPAA related Agreements,
     (iii) As otherwise required by law;
     (iv)  The proper management and administration of Business Associate;
     (v) Business Associate may aggregate PHI with such information of other covered entities which Business Associate has received or created in its capacity as a business associate of such other covered entities provided that the purpose of the aggregation is to provide each covered entity with data analysis related to the respective covered entities' health care operations and provided further that the PHI disclosed hereunder for such purposes shall not be disclosed in the data analysis provided to any other covered entity;
     (vi) Business Associate may de-identify PHI provided that Business Associate provided that Business Associate satisfied the applicable provisions for de-identification under HIPAA. Any such de-identified information shall not constitute PHI and shall not be subject to the terms and conditions of this Agreement. Notwithstanding any other provision of this Agreement, de-identified information created or derived by Business Associate, including PHI of or provided by Tufts or Alere, shall be Confidential Information of Business Associate, and may be used or disclosed by Business Associate during the Term or thereafter for any lawful purpose. Neither Tufts nor Alere shall have any right, title or interest in or to such de-identified information.

     4. SAFEGUARDS FOR THE PROTECTION OF PROTECTED HEALTH INFORMATION. Business Associate shall implement and use appropriate safeguards, including but not limited any and all such safeguards directed by Tufts and/or Alere, to help ensure that Protected Health Information is not used or disclosed by Business Associate, or by any subcontractors, affiliates, or business associates of Business Associate, except as provided in the HIPAA Related Agreements (including this Addendum).

     5. REPORTING OF UNAUTHORIZED USES OR DISCLOSURES. Business Associate shall promptly report to Tufts and Alere any use or disclosure of Protected Health Information by Business Associate or its subcontractors of which Business Associate becomes aware that is not provided for or permitted in the HIPAA Related Agreements (including this Addendum). Business Associate shall permit Alere and Tufts reasonable access to Business Associate's employees and records (including electronic records) as reasonably necessary to investigate any such report.

     6. USE OF SUBCONTRACTORS. To the extent that any HIPAA Related Agreement expressly permits Business Associate to use subcontractors and/or agents to perform its obligations under such HIPAA Related Agreement or to otherwise delegate performance of its obligations (if at all), Business Associate shall cause each such subcontractor, agent or delegatee to sign and shall ensure their compliance with an agreement with Business Associate containing the same provisions and conditions related to the protection and confidentiality of Protected Health Information as those that apply to Business Associate under the applicable HIPAA Related Agreements (including this Addendum).

     7. AUTHORIZED ACCESS TO PROTECTED HEALTH INFORMATION. To the extent that Business Associate maintains Protected Health Information in a Designated Record Set, at the request of Tufts and/or Alere, Business Associate shall provide Tufts and Alere (or an Individual as directed by Tufts or Alere) access to such Protected Health Information in a Designated Record Set in the time and manner reasonably designated by Tufts and/or Alere in order for Tufts to meet the requirements imposed on Tufts by 45 CFR ss. 164.524.

     8. AMENDMENT OF PROTECTED HEALTH INFORMATION. To the extent that Business Associate maintains Protected Health Information in a Designated Record Set, Business Associate shall make any amendment(s) to Protected Health Information in a Designated Record Set that Tufts and/or Alere directs or agrees to pursuant to 45 CFR ss. 164.526, and in the time and manner reasonably designated by Tufts and/or Alere; provided, however, if Business Associates believes that such amendment would render its records inaccurate, it shall make the amendment but place a notation in the record as to the disagreement.

     9. ACCOUNTING OF DISCLOSURES OF PROTECTED HEALTH INFORMATION. Business Associate shall keep records of all disclosures of Protected Health Information made by Business Associate (the "Disclosure Accounting") on an ongoing basis for a period of at least six (6) years (or such longer period as may be required by the HIPAA Related Agreements or by applicable law), except for disclosures:

     (i) To carry out Treatment, Payment, or Health Care Operations, as provided in 45 CFR ss. 164.502;

     (ii) To individuals of Protected Health Information about them as provided in 45 CFR ss. 164.502;

     (iii) That are otherwise excluded from the HIPAA Privacy Rule disclosure accounting requirements by the provisions set forth at 45 CFR ss. 164.528(a)(1), subsection (iii) through (ix); or

     (iii) That occurred prior to April 14, 2003.

                  At a minimum, the Disclosure Accounting shall contain:

(a)  The date of the disclosure;
(b) The name of the entity or person to whom or which the Protected Health Information was provided and, if known, the address of such entity or person;
(c)  A brief description of the Protected Health Information disclosed; and
(d) A brief statement of the purpose of the disclosure that reasonably informs the Individual of the basis for the disclosure or, in lieu of such statement, a copy of the Individual's written authorization or request for disclosure pursuant to the HIPAA Privacy Rule.

                  Business Associate shall provide the Disclosure Accounting to Tufts and Alere (or to an Individual, if so directed by Tufts or Alere) within sixty (60) days of receiving a written request therefor from Tufts or Alere.

     10. RIGHT TO AUDIT. Upon the request of Tufts and/or the Secretary of the Department of Health and Human Services, Business Associate shall make its practices, books and records related to Protected Health Information available to Tufts and/or the Secretary of the Department of Health and Human Services for the purpose of determining Tuft's compliance with the HIPAA Regulations and/or Business Associate's compliance with this Addendum.

     11. FUTURE CONFIDENTIALITY OF PROTECTED HEALTH INFORMATION. Upon the expiration or earlier termination of any HIPAA Related Agreement for any reason, Business Associate shall return to Tufts, or, at Tuft's direction, delete, purge and destroy, all Protected Health Information (in any form, recorded on any medium, or stored in any storage system) that was created or obtained pursuant to that terminated HIPAA Related Agreement (and that Business Associate does not need to maintain to perform its obligations under any then-existing HIPAA Related Agreement) and shall retain no copies of such information. If Business Associate destroys Protected Health Information, an officer of Business Associate shall certify such destruction to Tufts in writing.

     If such return or destruction is not feasible, Business Associate shall extend the protections of this Addendum to the information and shall limit further uses and disclosures to those purposes that make the return or destruction of the information infeasible.

     12. TERMINATION IN EVENT OF BREACH. In the event that Business Associate violates any material term of any HIPAA Related Agreement (including this Addendum, Tufts and/or Alere may terminate the HIPAA Related Agreement(s) immediately by providing written notice of such termination to Business Associate.

     13. INDEMNIFICATION. Business Associate agrees that it shall be financially responsible for, and agrees that it shall defend, indemnify, and hold harmless, Tufts and Alere (including for each, its corporate affiliates and each of its and their shareholders, affiliates, officers, directors, employees, agents, attorneys, successors, successors-in-interest, and assigns) from and against any and all claims, causes of action, suits, litigation, proceedings, complaints, demands, charges, liens, disputes, obligations, damages, losses, debts, indebtedness, liabilities, costs (including settlement costs and costs of investigation), expenses and fees (including reasonable attorneys' fees) arising out of or in connection with Business Associate's actions and omissions involving Protected Health Information relating to enrollees, subscribers, insureds, customers, or patients of Tufts. The provisions of this Section 13 shall survive the expiration or earlier termination of this Addendum.

     14. PROVISIONS APPLICABLE TO EPHI. Business Associate agrees that it shall:

              5.1 Implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the Electronic Protected Health Information that it creates, receives, maintains, or transmits on behalf of Tufts as required by 45 CFR, Part 164, Subpart "C."

              5.2 Require that any agent, including a subcontractor, to whom Business Associate provides Electronic Protected Health Information agrees to implement reasonable and appropriate safeguards to protect such Electronic Protected Health Information; provided, however, that Business Associate shall not assign, delegate, or subcontract any obligation of Business Associate owed to Tufts in violation of any HIPAA Related Agreement;

              5.3 Immediately report to Tufts and Alere any Security Incident of which Business Associate becomes aware.

     15. AMENDMENTS. The parties shall negotiate in good faith any amendments to this Addendum or a replacement of this Addendum to the extent necessary in order to maintain compliance with applicable laws and regulations.

     16. EFFECT ON HIPAA RELATED AGREEMENTS. Except as amended herein, all terms of all of the HIPAA Related Agreements shall remain in full force and effect.

     17. CONSTRUCTION. Any ambiguity in this Addendum shall be resolved in favor of a meaning that complies with HIPAA and the HIPAA Regulations.

     18. COUNTERPARTS. This Addendum may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Business Associate Addendum to be executed as of the Effective Date.


     SUBCONTRACTOR


     By:
        ------------------------------------

    Title:
           ---------------------------------


     ALERE

     By:
        ------------------------------------

     Title:
           ---------------------------------

                                STATEMENT OF WORK
                                       FOR
                            CARE MANAGEMENT SERVICES
                           DISEASE MANAGEMENT SERVICES

         This Statement of Work for Care Management Services (this "SOW") is entered into as of October 16, 2006 (the "SOW Effective Date") between Alere Medical, Inc. ("Alere") and Enhanced Care Initiatives, Inc. ("ECI"), and is a part of that certain Disease Management Services Agreement dated as of October 16, 2006 between ECI and Alere (the "DMSA"). This SOW sets forth the assumptions, expectations, Services and Deliverables to be provided by, and compensation to be paid to, ECI in connection with ECI's provision of disease management services to Alere. Capitalized terms used but not defined in this SOW shall have the respective meanings set forth in the DMSA.

1. DEFINITIONS. In addition to the terms otherwise defined herein or in the DMSA, the following terms shall have the meanings ascribed to them:

         "Care Management Program" shall mean the program maintained by ECI pursuant to which ECI provides Care Management Services.

         "Care Management Services" shall mean a nurse-based program of care managed designed to promote the health of the patient while reducing the associated costs of treatment by focusing of active management of preventive health measures that will result in less frequent hospitalizations.

         "Program Participants" means those persons who are Enrollees and who are identified by ECI and Alere as individuals admitted into the Care Management Program.

         " Enrollees" shall mean all individuals during the relevant period who were enrolled in any medical care plan with which Tufts Health Plan or a Tufts Health Plan Affiliates have contracted to provide medical services.

2. CARE MANAGEMENT SERVICES. ECI shall provide or arrange for the provision of Care Management Services, as set forth below, to Enrollees who become Program Participants, and in coordination with the respective primary care and/or treating physicians of the Program Participants.

         The Care Management Service provided by ECI is a nurse-based program that supports the services provided by health care providers with individual Care Management for chronically ill patients. The objective of the program is to reduce the incidence of hospitalization among patients with some combination of congestive heart failure, diabetes, respiratory disease, or other illnesses, through individual monitoring, behavioral modification and preventive health measures.

         ECI nursing personnel receive special training in accordance with the confidential and proprietary training materials contained in the ECI Professional Training Manual.

ECI will staff the Care Management Program with one full-time equivalent for each one hundred (100) Program Participants, plus a number of support staff both within the community and at the ECI central office.

         The Care Management Nurse will meet with each Program Participant on an intermittent basis ranging from daily to bimonthly, and will record pertinent information utilizing a confidential and proprietary Patient Information System operating upon a hand-held computer.

         The Care Management Services also include weekly physical therapy/recreational group sessions with each Program Participant during which the Care Management Nurse will be assisted by physical therapists, nursing assistants and/or other staff.

         Program Participants will be selected for participation in the Care Management Program based upon criteria assessed using the confidential and proprietary Selection Criteria developed by ECI and approved by ALERE.

         Where services are delivered in the home and community centers, ECI provides the following:

     1. Care coordination to improve adherence to the plan of care.

     2. Availability of on call nurse 24/7 for Program Participants.

     3. Connecting care: ECI personnel visit the doctor with the patient.

     4. Disease-specific exercise prescriptions: working in collaboration with the patient's physician and physical therapist.

     5. Home safety programs.

     6. Close collaboration with the family and caregivers.

     7. Health and Disease-specific education for patient and caregiver.

     8. 24/7 Caregiver Support Program.

     9. Initiating Health Monitoring systems (Medi-monitor - an electronic medication monitoring and prompting device, scales, etc.)

     10. Safe use of Medications.

     11. Pharmacist medication review.

     12. Geriatrician oversight.

     13. Monitoring adherence to established care guidelines.

     14. Communicating and coordinating care issues with providers.

     15. Community patient wellness program - weekly community based meetings - decreasing isolation and depression.

     16. Advanced Directives education.

     17. Care Management Functions.
         a. ECI personnel function as a true and trusted patient advocacy - best able to assist with appropriate care coordination and use of resources.
         b. ECI personnel are able to advocate for the patient in the ER, Hospital, Skilled Nursing Facility or Rehabilitation Facility.
         c. ECI personnel can assist in maximizing appropriate use of community resources and limiting unnecessary institutional care.

ECI shall provide Alere with reports as outlined in the Table 1 below:

                                                      TABLE 1
                                      Outcomes Reporting Metrics and Schedule

====================================================================================================================
1. Outcomes                      METRICS                  DATA SOURCE                 REPORTING FREQUENCY
--------------------------------------------------------------------------------------------------------------------
   REFERRALS    Referral sources (# of patients          ECI system data                    Monthly
                referred by claims, ad-hoc, etc)
--------------------------------------------------------------------------------------------------------------------
                Referral outcomes: disposition of        ECI  system data                   Monthly
                referred patients
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
   ENROLLMENT   Enrollment activity:  enrolled,
                disenrolled and net                      ECI system data                    Monthly
--------------------------------------------------------------------------------------------------------------------
                Number of patients disenrolled and
                reasons                                  ECI system data                    Monthly
--------------------------------------------------------------------------------------------------------------------
                Average length of enrollment             ECI system data                    Monthly
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
     CENSUS     Total active membership during the
                period                                   ECI system data                    Monthly
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
  UTILIZATION   All-cause inpatient admissions PTMPY
                for eligible patients                         Claims                      Semi-annual
--------------------------------------------------------------------------------------------------------------------
                All-cause ER visits PTMPY for
                eligible patients                             Claims                      Semi-annual
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
   FINANCIAL    Total healthcare costs compared to
                the baseline                                  Claims                       Annually
--------------------------------------------------------------------------------------------------------------------
                Annual net savings                            Claims                       Annually
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
QUALITY OF LIFE Quality of Life scores (SF-12)            Self-reported                   Semi-annual
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
  SATISFACTION  Patient:  Overall satisfaction with
                the program                                   Survey                       Annually
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                Physician:  Overall satisfaction              Survey                       Annually
--------------------------------------------------------------------------------------------------------------------

====================================================================================================================
1. Outcomes                      METRICS                  DATA SOURCE                 REPORTING FREQUENCY
--------------------------------------------------------------------------------------------------------------------

                Percent eligible enrolled members
                with Pneumococcal Vaccine                 Self-reported                    Annually
                Percent eligible enrolled members on
                a B-Blocker if post MI                    Self-reported                    Quarterly
                Percent eligible enrolled members
                with Atrial Fibrillation on
                anticoagulation                           Self-reported                    Quarterly
--------------------------------------------------------------------------------------------------------------------


3.       DATA EXCHANGE AND ANALYSIS

         ALERE DUTIES

a. Alere shall provide ECI with twenty-four (24) months of medical claims history for the top ten percent (10%) of Enrollees within each participating Tufts Health Plan affiliate.

b. Alere will also provide similar information to ECI, a minimum of quarterly, in order to enable ECI to identify additional Program Participants. ECI shall meet with the Alere designee to approve all enrollees in the program. ECI with Alere shall timely advise such Program Participants and their primary care and/or treating physicians of the availability of the services described herein. Alere shall use its best efforts to support ECI in the process of maintaining and increasing the number of such Program Participants who may benefit from the Care Management Programs.
c. Alere will provide ECI with monthly eligibility data for Program Participants (assuming that data is received by Alere from Tufts Health Plan in a timely manner)

         ECI Duties

a) Assuming the claims data provided to ECI is complete and in the agreed upon format, ECI agrees to analyze and identify potential Program Participants and provide Alere with a list (in mutually agreed upon format) of the identified candidates within 5 business days of receipt of the claims data.

b) ECI will provide Alere with a weekly enrollment status report (in mutually agreed upon format) that includes the enrollment status of all identified Easy Care Program Participants.

4.       PERFORMANCE STANDARDS.

ECI agrees to the following performance standards

o        Nurse accompanies 85% of Program Participants to Physician Visits
o        25 % reduction in hospitalizations over a 1 year period of time
o        80% annual flu  vacination deployment
o 80 % of Program Participants will have an advanced directive on file 85 % of Program Participants with A. Fibrilation on Anticoagulation

5. COMPENSATION. For the Care Management services delivered Alere will pay ECI a per Program Participant per month fee of $295.00 based on the total number of Program Participants enrolled. A Program Participant will be considered enrolled effective upon the date that they agree to participate in the program.


During 2007 the parties anticipate enrolling a minimum of 350 participants in the care management program provided by ECI. By November 1, 2006 a more definitive estimated target enrollment number will be mutually established based upon participating medical groups and Enrollees who meet the participation criteria. Commencing January 1, 2007 ALERE shall pay ECI a monthly fee based upon the estimated total fees payable (based upon the estimated active member months from the estimated target enrollment established above) during the first six months of 2007 amortized equally over the first six months. See the example below:

AMORTIZING A PPPPM MODEL FOR START UP
                      PPPPM =          $295.00


                                     Jan              Feb               Mar              Apr              May               Jun
     New Program Participants             0               175              175                0                 0               0
                Total Program
                 Participants             0               175              350              350               350             350
           Cumulative Program
           Participant Months                             175              525              875             1,225           1,575


            "Normal" Payments            $0           $51,625         $103,250         $103,250          $103,250        $103,250
           Amortized Payments       $77,437.50        $77,437.50       $77,437.50       $77,437.50        $77,437.50      $77,437.50

Training of staff will commence in January, 2007 with Program Participant enrollment commencing February 1, 2007 with the objective of full enrollment of 350 members by May 31, 2007.

By August 31, 2007 ALERE and ECI will reconcile the payments made during the first six months against actual enrollment and active member months during those six months. Any credits or debits required to settle the difference will be applied to the September 2007 invoice (and any "carry-over" to any subsequent invoices if necessary).

Commencing with September 2007, payment will be based on the actual number of Program Participants members in the prior month as defined by the active Program Participant enrollment census as of the 15th day of each month.

ECI will invoice ALERE at the end of each month based on this census and payments will be due within five (5) business days from the date that ALERE receives payment from Tufts Health Plan Health Plan for ECI's services.

A minimum of 300 Program Participants after September 2007 will be required. If such number is not obtained and maintained, ECI may elect to terminate this under section 13.2.1 of the DMSA.

6. INVOLVED TUFTS HEALTH PLAN AFFILIATES. ECI;s Care Management services will be provided to Tufts Health Plan Health Plan's Medicare Advantage products.Tufts Health Plan


ALERE



By:   /s/
      -----------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------


ECI

By:   /s/
      -----------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------